UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HURON CONSULTING GROUP INC.

(Name of registrant as specified in its charter)

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550 West Van Buren Street

Chicago, IL 60607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 5, 2017

The Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company”) will be held at the Company’s corporate headquarters located at 550 West Van Buren Street, Chicago, Illinois 60607 on May 5, 2017, at 11:00 a.m. Central Time, for the following purposes:

1	To elect to the board of directors the two persons nominated by the board of directors to serve as Class I Directors;
2	To approve the Company’s Amended and Restated 2012 Omnibus Incentive Plan;
3	An advisory vote to approve the Company’s executive compensation;
4	An advisory vote on the frequency of the advisory stockholder vote to approve the Company’s executive compensation;
5	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
6	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 8, 2017 will be entitled to notice of and to vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the board of directors, and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time prior to the meeting, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

Diane E. Ratekin

Executive Vice President, General

Counsel and Corporate Secretary

Chicago, Illinois

March 27, 2017

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting to be

Held on May 5, 2017

The Proxy Statement and Annual Report to Stockholders are

available at www.edocumentview.com/HURN

2017 PROXY STATEMENT	i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2017 Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company,” “Huron,” “we” or “us”). The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, May 5, 2017 at 11:00 a.m. Central Time, at the Company’s corporate headquarters located at 550 West Van Buren Street, Chicago, Illinois 60607. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 27, 2017.

GENERAL INFORMATION ABOUT THE MEETING

QUORUM AND VOTING REQUIREMENTS

The Company has one class of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on March 8, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 22,088,724 shares of common stock issued and outstanding.

The accompanying proxy is solicited from the holders of record of the common stock on behalf of the board of directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy by mail prior to the Annual Meeting. Furthermore, the stockholders of record who are present at the Annual Meeting may revoke their proxies and vote in person.

If your shares are held in a bank or brokerage account, you will receive proxy materials from your bank or broker, which will include a voting instruction form. If you would like to revoke voting instructions given to your bank or broker, you must follow its instructions. If you would like to attend the Annual Meeting and vote these shares in person, you must obtain a proxy from your bank or broker. You must request the proxy from your bank or broker; it will not automatically supply one to you.

All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the proxies in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

A quorum, consisting of at least one-third of shares of common stock issued and outstanding, must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes on some proposals but not others, will be considered present at the meeting for purposes of determining a quorum.

2017 PROXY STATEMENT	1

PROPOSAL 1

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Company’s third amended and restated certificate of incorporation divides the Company’s board of directors into three classes, with each class being elected to a three-year term.

The board of directors has nominated H. Eugene Lockhart and George E. Massaro as Class I Directors to be voted upon at the 2017 Annual Meeting. John S. Moody and Debra Zumwalt are Class II Directors serving terms ending at the 2018 Annual Meeting. James D. Edwards, John McCartney and James H. Roth are Class III Directors serving terms ending at the 2019 Annual Meeting.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of the two nominees as Class I Directors and the other matters described herein. The board of directors knows of no reason that Mr. Lockhart or Mr. Massaro might be unavailable to serve as the Class I Directors, and each has expressed an intention to serve, if elected. If Mr. Lockhart or Mr. Massaro is unable to serve, the shares represented by all valid proxies will be voted “FOR” the election of such substitute nominee as the board of directors may recommend. There are no arrangements or understandings between any of the persons nominated to be a Class I Director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting that are voted, provided that a quorum is represented at the meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Therefore, abstentions and “broker non-votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of Mr. Lockhart and Mr. Massaro as Class I Directors, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. LOCKHART AND MR. MASSARO AS CLASS I DIRECTORS.

ABOUT THE BOARD

		Class and Year in Which Term Expires		Committees
Name	Principal Occupation		Independent	A	C	N&CG
H. Eugene Lockhart	Senior Advisor and Partner, General Atlantic LLC	Class I 2017	🌑	🌑c	🌑
Age 67, Director since 2006
George E. Massaro	Vice Chairman of the Board, Huron Consulting Group Inc.	Class I 2017	🌑			🌑
Age 69, Director since 2004
Not Standing for Election
John S. Moody	Chief Executive Officer, Parkside Capital	Class II 2018	🌑	🌑	🌑
Age 68, Director since 2005
Debra Zumwalt	Vice President and General Counsel, Stanford University	Class II 2018	🌑		🌑c	🌑
Age 61, Director since 2014
James D. Edwards	Retired Managing Partner—Global Markets at Arthur Andersen LLP	Class III 2019	🌑			🌑c
Age 73, Director since 2004
John McCartney	Non-executive Chairman, Huron Consulting Group Inc.	Class III 2019	🌑	🌑
Age 64, Director since 2004
James H. Roth Age 59, Director since 2009	Chief Executive Officer and President of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary	Class III 2019

A	Audit Committee	C	Chairman
C	Compensation Committee
N&CG	Nominating and Corporate Governance Committee

2	2017 PROXY STATEMENT

Presented below is information regarding the directors of the Company.

NOMINEES TO BOARD OF DIRECTORS

H. Eugene Lockhart Director since October 2006 Audit Committee (Chair) Compensation Committee (Member)

Professional Experience

In November 2013, Mr. Lockhart became Senior Advisor and Partner at General Atlantic LLC, a leading global growth investment firm. In October 2013, he founded and became Chairman of MissionOG LLC, a growth stage investment firm. From 2002 until 2012, Mr. Lockhart was a venture partner at Oak Investment Partners, a venture capital firm. His prior positions include president of Global Retail Bank at Bank of America, as well as president and chief executive officer of MasterCard International. Through these investment firms, Mr. Lockhart has been actively involved in overseeing the management of high growth private companies, including NetSpend, Argus Information, Community Choice Financial, CLIP, DemystData, Factor Trust, Avant, BillDesk, and others.

Board Service

Mr. Lockhart was appointed to the board of Metro Bank PLC, a retail bank operating in the U.K., in March 2011, where he presently serves as the Chair of the risk and audit committee. He had served on the board of Aaron’s, Inc., a lease-to-own retailer of furnishings, electronics and appliances, from August 2014 until May 2016. He previously served as a director and audit committee chairman of RadioShack Corporation, a retail seller of consumer electronic goods and services, until March 2015. He had served on the board of Asset Acceptance Capital Corp., a purchaser of accounts receivable portfolios, until its June 2013 merger with Encore Capital Group, Inc., and also served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010. Mr. Lockhart has served on numerous philanthropic boards, including serving in the past as the Chair of the Thomas Jefferson Foundation (Monticello) and the Chairman of the Darden School Foundation at the University of Virginia. He is currently serving as the Chairman of Academic Affairs for the State Council of Higher Education of Virginia (SCHEV).

Education

Mr. Lockhart received a B.S. in Mechanical Engineering from the University of Virginia and an MBA from The Darden Graduate School of Business at the University of Virginia. In addition, Mr. Lockhart is a CPA, licensed in the Commonwealth of Virginia.

Individual Contributions

Mr. Lockhart brings to Huron’s board his broad experience overseeing and growing companies in which he represents venture capital investors, his experience as chief executive officer of leading corporations, and his service on the boards of companies and foundations in such fields as healthcare, education, pharmaceuticals, and financial services. In addition, as a former executive and chairman of some of the world’s most recognized companies, Mr. Lockhart contributes to Huron his many contacts, including those with investors.

2017 PROXY STATEMENT	3

George E. Massaro Director since October 2004 Nominating and Corporate Governance Committee (Member)

Professional Experience

Mr. Massaro has served as Vice Chairman of Huron’s board since May 2010, and had previously served in the role from March 2005 until July 2009. In the interim, he had served as Non-executive Chairman of Huron during a period of transition. Mr. Massaro joined the Company in August 2002 as a managing director, served as Chief Operating Officer from June 2003 until March 2005, and ceased his employment with Huron in February 2009. Prior to joining Huron, Mr. Massaro served as the managing partner of Arthur Andersen LLP’s 1,200-person New England practice from 1998 to 2002 and managing partner of the Boston office from 1995 to 1998. Mr. Massaro has served clients in the financial services and high-technology industries.

Board Service

Mr. Massaro has served as a director of Charles River Laboratories, a provider of research products and preclinical services for the biomedical community, since 2003. He also serves on the board of directors of Eastern Bank Corporation, an independent mutual bank holding company in New England. Mr. Massaro is a member of the board of trustees of Mount Auburn Hospital in Cambridge. In addition, he is a member of the finance committee of the Archdiocese of Boston.

Education

Mr. Massaro received a B.A. in Accounting and Finance from Bentley College and an MBA from Babson College.

Individual Contributions

As the former Chief Operating Officer of Huron from 2003 to 2005, Mr. Massaro possesses a unique understanding of Huron’s business and history. His many years of experience in public accounting and management of a professional services practice, as well as his service on the boards of healthcare and pharma-centered institutions, enable him to provide a broad range of business insights as well as contacts in the business community.

4	2017 PROXY STATEMENT

DIRECTORS NOT STANDING FOR ELECTION

John S. Moody Director since October 2005 Audit Committee (Member) Compensation Committee (Member)

Professional Experience

Since January 2014, Mr. Moody has been chief executive officer of Parkside Capital, formerly known as ProTerra Realty, a fund manager investing in real estate in Houston, Texas. He had previously served as president of Parkside Capital since January 2007. From 2004 until October 2005, Mr. Moody served as president and chief executive officer of HRO Asset Management, LLC, a real estate advisory business. From 2001 to 2004, Mr. Moody served as president of Marsh & McLennan Real Estate Advisors, Inc., a business that directed the execution of real estate projects and transactions for Marsh & McLennan. From 1995 to 2000, Mr. Moody was president and chief executive officer of Cornerstone Properties, Inc., a REIT that acquired, developed and operated large-scale Class A office buildings in major markets throughout the United States and that merged into Equity Office Properties Trust.

Board Service

In November 2015, Mr. Moody was appointed chairman of the board of Four Corners Property Trust, Inc., a public real estate investment trust, where he also serves as chairman of the compensation committee. Mr. Moody joined the board of Hines Global REIT, a privately owned real estate investment, development and management company, in June 2009. He joined the board of directors of Potlatch Corp., a real estate investment trust, in September 2006, and in January 2009, he assumed the role of vice chairman of Potlatch Corp. From 2001 to 2005, Mr. Moody served on the boards of directors of three publicly held REITs: Keystone Property Trust, CRIIMI MAE, Inc., and Equity Office Properties Trust.

Education

Mr. Moody received a B.A. in History from Stanford University and a J.D. with honors from The University of Texas School of Law.

Individual Contributions

Mr. Moody has spent the majority of his career working with real estate related businesses. He has served on multiple boards of directors, including serving as chairman and vice chairman, of companies organized as real estate investment trusts engaged in commercial real estate, as well as a company offering diversified forest products. As the former chief executive officer of a public company which owned Class A office buildings throughout the United States, as well as a professionally trained real estate and corporate attorney with broad experience in the capital markets, Mr. Moody has provided introductions to his many business contacts.

2017 PROXY STATEMENT	5

Debra Zumwalt Director since October 2014 Compensation Committee (Chair) Nominating and Corporate Governance Committee (Member)

Professional Experience

Since 2001, Ms. Zumwalt has been the Vice President and General Counsel of Stanford University and is in charge of the legal services provided to the University and its two affiliated hospitals with combined annual revenues of over $9 billion. Ms. Zumwalt is a member of the University Cabinet and provides governance, legal and strategic advice to the boards of the University, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford and Stanford Management Company, which manages over $24 billion in assets. Ms. Zumwalt is also a member of the Board of Overseers for SLAC National Accelerator Laboratory at Stanford, and a director of SUMIT Holding International, LLC and SUMIT Insurance Company Ltd., a holding company and captive insurance company providing insurance coverage for the Stanford hospitals and physicians. From 1993 to 2001, Ms. Zumwalt was a partner at Pillsbury Winthrop LLP, where she specialized in complex civil litigation and higher education law, and for whom she served as managing partner of the Silicon Valley office and a member of the firm’s governing board. Previously, from 1987 to 1993, Ms. Zumwalt was Senior University Counsel at Stanford, responsible for advising and representing the University in connection with congressional hearings, criminal and civil investigations, negotiations and litigation matters. Prior to joining Stanford in 1987, Ms. Zumwalt worked as litigation counsel for Chevron Chemical Company and as a litigation associate for Pillsbury Winthrop LLP in San Francisco.

Board Service

Ms. Zumwalt is currently a director of Exponent, Inc., an engineering and scientific consulting company. She is also on the boards of the American University of Afghanistan and the Academy of Art University and has served on other nonprofit boards in education and legal services.

Education

Ms. Zumwalt received a B.S. in Political Science from Arizona State University and a J.D. from Stanford Law School.

Individual Contributions

As a practicing attorney and in-house counsel to a university with two affiliated hospitals, Ms. Zumwalt is able to share with the Huron board a depth of experience negotiating the challenges faced by both higher education and healthcare organizations. Through her former service as a court appointed arbitrator and bar association president, as well as her current roles as director on corporate and academic boards, Ms. Zumwalt contributes a unique perspective on the law and governance.

6	2017 PROXY STATEMENT

James D. Edwards Director since October 2004 Nominating and Corporate Governance Committee (Chair)

Professional Experience

Mr. Edwards retired in 2002 as managing partner—global markets of Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen LLP in 1964 and served in several positions in which he developed significant financial expertise in public accounting and provided consulting services to a broad range of industries.

Board Service

Mr. Edwards has served as a director of Crawford & Company, the world’s largest provider of claims adjustment and risk management solutions to insurance companies and self-insured entities, since February 2005. He had previously served on the board of Cousins Properties Incorporated, a publicly held REIT, until May 2014. Mr. Edwards had also served on the board of Transcend Services, Inc., a provider of medical transcription services to the healthcare industry, until early 2012, and had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010.

Education

Mr. Edwards received a B.S. in Accounting from Bob Jones University and is a member of the American Institute of Certified Public Accountants.

Individual Contributions

Mr. Edwards’ experience includes 38 years with Arthur Andersen in the professional services industry and 25 years in various leadership positions, including managing partner for all operations in the United States and North America from 1987 to 1997, which enables him to effectively address the challenges and opportunities presented to Huron. Mr. Edwards possesses extensive knowledge of accounting and financial consulting services, many years of experience managing a large segment of a professional services firm, and a substantial network of prior clients in diverse fields including healthcare, pharmaceuticals and real estate.

2017 PROXY STATEMENT	7

John McCartney Director since October 2004 Non-executive Chairman of the Board (May 2010) Audit Committee (Member)

Professional Experience

From June 1997 to March 1998, Mr. McCartney held the position of president of 3Com Corporation’s Client Access Unit. He joined the executive management team of US Robotics in March 1984 as vice president and chief financial officer and served in various executive capacities until serving as president and chief operating officer of US Robotics from January 1996 until its merger with 3Com Corporation in June 1997.

Board Service

In March 2015, Mr. McCartney was appointed to the board of Rice Energy Inc., an independent natural gas and oil company, where he has served as chairman of the compensation committee since November 2016 and has served on the audit committee since his appointment. In August 2011, Mr. McCartney joined the board of Transco, Inc., a Chicago-based company that provides solutions to customers in the railroad, electric utility, process and manufacturing industries. In July 2007, Mr. McCartney was appointed a non-executive director of Datatec Limited, a networking technology and services company, where he serves as chairman of the remuneration committee. He had previously served as vice chairman of the board of directors of Datatec from October 1998 until May 2004. From March 2011 until September 2013, Mr. McCartney served as chairman of the board of Westcon Group, Inc., a specialty distributor of networking and communications equipment, whose board he joined in August 1998 and for which he previously served as chairman from January 2001 until March 2009, and where he continues to serve as a director and member of the compensation committee. From May 2009 until February 2015, he served on the board of Covance Inc., a drug development services company. Mr. McCartney had also served as chairman of the board of directors of A.M. Castle & Co., a global distributor of specialty metal and plastic products, from January 2007 until April 2010. He had served on that board from 1998 until March 2015.

Education

Mr. McCartney received a B.A. in Philosophy from Davidson College and an MBA from The Wharton School of the University of Pennsylvania.

Individual Contributions

Mr. McCartney has served as chairman and vice chairman of the boards of several public and private companies, including those in the healthcare and drug development fields, as well as of an institution of higher education. His deep knowledge of accounting and his prior experience as chief financial officer and chief operating officer of a public company have prepared Mr. McCartney to serve as a member of the Audit Committee and to help lead Huron to its position as a prominent consultancy. Mr. McCartney is based in Chicago, the location of Huron’s principal business offices.

8	2017 PROXY STATEMENT

James H. Roth Director since November 2009 Chief Executive Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC (July 2009) President of Huron (March 2011)

Professional Experience

As a founding member of Huron, Mr. Roth guided and grew Huron’s Higher Education consulting practice to a position of preeminence in the industry. He has more than 35 years of consulting experience working with many of the premier research universities and academic medical centers. Under his leadership, the Company has been named one of Forbes’ Best Management Consulting Firms in 2016, Forbes’ America’s Best Employers in 2015 and 2016, and by Consulting magazine as one of the Best Firms to Work For from 2011 through 2016, and, for the tenth year in a row, the Healthcare practice has been ranked in the top five of Modern Healthcare’s list of Largest Healthcare Management Consulting Firms. Previously, he served as Vice President, Health and Education Consulting for the Company from January 2007 until July 2009. Since Huron’s inception in 2002, until he became CEO, Mr. Roth was a managing director and practice leader of the Company’s Higher Education consulting practice, which he grew into one of our largest organically grown practices within the firm.

Board Service

Mr. Roth was appointed to the board of Shorelight Holdings LLC, a U.S.-based company focused on partnering with leading nonprofit universities to increase access and retention of international students and boost institutional growth, in November 2014. Mr. Roth was also appointed to the board of AdVenture Interactive Corp. (d/b/a Keypath Education), a leading provider of comprehensive marketing and enrollment management services to colleges and universities, in November 2014. Previously, he served on the board of Aviv REIT, a self-administered real estate investment trust specializing in skilled nursing facilities, from March 2013 until April 2015.

Education

Mr. Roth received a B.A. in Political Science and Economics from Vanderbilt University and an MBA from Southern Methodist University.

Individual Contributions

Mr. Roth brings to the board his well-informed perspective on the strategy and operations of institutions of higher education and academic medical centers, including their research facilities. Named in 2009 and in 2011 by Consulting magazine as one of the Top 25 Most Influential Consultants, Mr. Roth contributes to the board a unique understanding of the Huron organization, the consulting business, and the businesses of our clients, including research universities, hospitals and health systems, and academic medical centers.

2017 PROXY STATEMENT	9

EXECUTIVE OFFICERS

The Company’s executive officers are as follows:

Name	Age	Position
James H. Roth	59	Chief Executive Officer, President and Director
C. Mark Hussey	56	Executive Vice President and Chief Operating Officer
John D. Kelly	41	Executive Vice President, Chief Financial Officer and Treasurer
Diane E. Ratekin	60	Executive Vice President, General Counsel and Corporate Secretary

James H. Roth’s biographical information is provided above under the caption “Directors Not Standing for Election.”

C. Mark Hussey was appointed Chief Operating Officer of Huron in February 2014. He has served as Executive Vice President since July 2011. He had served as Chief Financial Officer from July 2011 until January 2017. From July 2011 until February 2016, he served as Huron’s Treasurer. Prior to joining Huron, from 2002 to 2011, Mr. Hussey served as chief financial officer at Crosscom National, LLC, a privately held professional IT services organization deploying and servicing in-store technology solutions for large, national retailers. In that role, he was responsible for all finance and administrative functions for the company. Prior to that, from 2000 until 2002, he served as executive vice president and chief financial officer, North America, at Information Resources, Inc. During his career, Mr. Hussey has held senior finance, accounting and investor relations positions at entities such as EZLinks Golf, Inc., Dominick’s Finer Foods, Inc., and the Quaker Oats Company. Mr. Hussey received a B.S. in Accountancy from the University of Illinois, Urbana-Champaign and an MBA in Finance from the University of Chicago Graduate School of Business. He is a Chartered Financial Analyst, Certified Management Accountant, and Certified Public Accountant (Illinois).

John D. Kelly was appointed Executive Vice President and Chief Financial Officer of Huron effective January 3, 2017. He has served as Huron’s Treasurer since February 2016. He had served as Chief Accounting Officer of Huron from February 2015 until January 2017, and had served as Corporate Vice President from November 2012 until his appointment as Executive Vice President. Previously, Mr. Kelly had served as Controller of Huron from November 2012 until February 2015, and prior to that served as Assistant Controller from October 2009. Mr. Kelly served as Huron’s Assistant Treasurer from February 2015 until February 2016. Prior to joining Huron’s Finance and Accounting department, Mr. Kelly was a Director in the Company’s Disputes and Investigations practice for three years, serving clients in the manufacturing and services industries. Before he joined the Company in December 2006, Mr. Kelly had held several positions within Deloitte & Touche’s Assurance and Advisory Services group, most recently as a Senior Manager. He received both a B.S. and M.S. in Accounting from the University of Notre Dame. Mr. Kelly is a Certified Public Accountant (Illinois).

Diane E. Ratekin was appointed Vice President and General Counsel of Huron in February 2011, and was named Executive Vice President in April 2011. She was appointed Corporate Secretary in December 2011. She had previously served as Huron’s Assistant Corporate Secretary since May 2009. Ms. Ratekin has been employed in Huron’s legal department since January 2005, and previously served as Deputy General Counsel. Prior to joining Huron, Ms. Ratekin was a partner in the Corporate Department of McGuireWoods LLP. Previously, she spent 17 years in the legal department of Deutsche Investment Management Americas Inc., formerly known as Zurich Scudder Investments, Inc. and Kemper Financial Services, Inc., where she was a Director and Team Leader of the Corporate and Investments Team. Before that, Ms. Ratekin was a litigator at Jenner & Block. She is a member of the American Bar Association, the Chicago Bar Association and the Association of Corporate Counsel. She received a B.A. in English and a J.D. from the University of Iowa.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that the board of directors make an annual determination regarding the independence of each of our directors. The board of directors has determined that each of Messrs. Edwards, Lockhart, Massaro, McCartney and Moody and Ms. Zumwalt is “independent” as defined in the applicable listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its determination, the board of directors considered the standards of independence set forth in the NASDAQ Corporate Governance Listing Standards and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Company that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director or any material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a

10	2017 PROXY STATEMENT

relationship with the Company). In determining that Ms. Zumwalt is independent, the board of directors conducted a thorough review of payments made by Stanford University, which employs Ms. Zumwalt, to the Company for consulting services provided by the Company. After taking into consideration that Stanford University engagements comprised 0.60% of Huron’s revenues for the year 2016, 0.25% for the year 2015, under 0.20% for the years 2014 and 2013, and under 0.50% for the years 2012 and 2011, the board of directors determined that this relationship would not interfere with Ms. Zumwalt’s exercise of independent judgment in carrying out her responsibilities as a director.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership

Huron formally separated the roles of chairman of the board and chief executive officer in 2010. Our Non-executive Chairman is John McCartney and our Chief Executive Officer is James H. Roth. As Non-executive Chairman, Mr. McCartney, in consultation with Mr. Roth, develops the agendas for board meetings, determines the appropriate scheduling for board meetings, assesses the quality, quantity and timeliness of information provided from management to the board, assists the Nominating and Corporate Governance Committee in monitoring and implementing our Corporate Governance Guidelines and otherwise takes steps to ensure that the board is acting in the long-term best interests of the Company. Mr. McCartney also chairs executive sessions of the board. In addition, George E. Massaro serves as Vice Chairman.

The board has determined that our current board leadership structure is appropriate for the Company, as it believes the separation of powers is beneficial for our organization.

Risk Oversight

One of the board’s responsibilities is to review the adequacy of the Company’s systems for compliance with all applicable laws and regulations for safeguarding the Company’s assets and for managing the major risks it faces. The board executes its responsibility for risk management directly and through its committees in a variety of ways, including the following:

Board of Directors

•     Regularly considers potential business risks facing the Company, including those surrounding security and privacy, revenue recognition, quality assurance, strategic planning, employee retention, international compliance, business continuity, merger integration and market shifts

•     Maintains oversight of key governance programs relating to insider trading, business conduct and ethics, export controls and other critical issues

Audit Committee

•     Meets with and reviews reports from independent registered public accounting firm and internal auditors

•     Receives regular reports from the General Counsel on legal developments

•     Examines issues presented by the Chief Compliance Officer on whistleblower hotline and corporate compliance-related matters

•     Considers reports of the Enterprise Risk Management Committee on strategic, operational, financial and compliance risks that may materially affect the Company’s ability to achieve its business objectives

•     Evaluates controls in place to address Huron’s global FCPA risks, including anti-bribery training materials and programs

Compensation Committee

•     Annually reviews a risk assessment of all Huron compensation plans

•     Reviews the design and goals of compensation programs in the context of potential risks to the Company

•     Reviews and evaluates compensation arrangements to assess the potential for undue risk taking

Nominating and Corporate Governance Committee

•     Leads an annual self-assessment to ensure the board and its committees are properly fulfilling their roles

•     Ensures board candidates possess the appropriate experience and expertise required to effectively serve on Huron’s board

•     Annually reviews Huron’s corporate governance guidelines to confirm they reflect best practices

2017 PROXY STATEMENT	11

BOARD MEETINGS AND COMMITTEES

The board of directors conducts its business through meetings of the full board, actions taken by written consent in lieu of meetings, and by the actions of its committees. During 2016, the board of directors held 11 meetings.

During 2016, each board member attended at least 75% of the aggregate number of board meetings and meetings of all the committees on which the director served. Although the Company does not have a formal policy regarding director attendance at our annual meetings, we encourage directors to attend. Six directors attended the 2016 Annual Meeting of Stockholders.

The board of directors operates in part through its three committees: Audit, Compensation, and Nominating and Corporate Governance. All committee members are “independent” as defined in the applicable listing standards of NASDAQ. In addition, all Compensation Committee members are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and all Audit Committee members meet the criteria for independence set forth in SEC Rule 10A-3(b)(1). A detailed discussion of each committee’s mission, composition and responsibilities is contained within the committee charters available in the Investor Relations section of the Company’s web site at www.huronconsultinggroup.com.

Audit Committee

The Audit Committee responsibilities include overseeing our accounting and financial reporting processes and overseeing the audits of our financial statements and internal controls over financial reporting. The Audit Committee is also responsible for the appointment, compensation, retention, oversight and evaluation of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other services for us. As such, the Audit Committee approves audit and permitted non-audit services and applicable fees. The Audit Committee met eight times in 2016. The members of the Audit Committee are Messrs. Lockhart (Chair), McCartney and Moody. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The board of directors has also determined that each of Messrs. Lockhart, McCartney and Moody is an “audit committee financial expert,” as defined by the applicable securities regulations, and that each member of the Audit Committee satisfies the applicable NASDAQ listing standards for audit committee membership.

The Report of the Audit Committee for the fiscal year ended December 31, 2016 appears below under the caption “PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—Report of the Audit Committee.”

Compensation Committee

Pursuant to its charter, the Compensation Committee responsibilities include overseeing our compensation and benefit plans, including all compensation arrangements for executive officers and directors, each of which the Compensation Committee reviews annually and makes changes as it deems appropriate. The Compensation Committee met seven times in 2016. The members of the Compensation Committee are Ms. Zumwalt (Chair), Mr. Lockhart and Mr. Moody.

Management assists the Compensation Committee in the performance of its duties as described in more detail below under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Role of Management.” In addition, during 2016, the CEO participated in all of the Compensation Committee’s meetings and in all of the executive sessions, except for those in which the Compensation Committee considered the CEO’s performance, compensation and incentives. The Committee extended the engagement of Semler Brossy Consulting Group, LLC as its outside compensation advisor to assist the Committee in the execution of its charter. The support provided by the advisor is described in more detail below under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Role of Compensation Advisor.” The Report of the Compensation Committee on Executive Compensation appears below under the caption “EXECUTIVE COMPENSATION—Compensation Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee responsibilities include identifying and recommending to the board of directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance Committee met four times in 2016.

12	2017 PROXY STATEMENT

The members of the Nominating and Corporate Governance Committee are Mr. Edwards (Chair), Mr. Massaro and Ms. Zumwalt.

Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all candidates for nomination to the board of directors, including those proposed by stockholders as provided below. The Nominating and Corporate Governance Committee reviews the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the board of directors and the Company. The board of directors believes that its nominees should reflect over time a diversity of experience, gender, race, ethnicity and age, although it follows no strict criteria when making decisions. The Nominating and Corporate Governance Committee selects qualified candidates and reviews its recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board of directors.

If the Nominating and Corporate Governance Committee receives a nominee recommendation in accordance with the rules of the SEC from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate, and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be disclosed in the proxy statement, if the consent of both the stockholder and the candidate has been received.

For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must notify the Company’s Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at a stockholders’ meeting. To make a director nomination at the annual meeting, a stockholder must notify the Company’s Corporate Secretary within the time periods specified under “SUBMISSION OF STOCKHOLDER PROPOSALS” below. Notices should be sent to: Corporate Secretary, Huron Consulting Group Inc., 550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607, or corporatesecretary@huronconsultinggroup.com. In either case, the notice must meet all of the requirements contained in the bylaws.

DIRECTOR RESIGNATION POLICY

The Company’s Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” his or her election shall promptly tender his or her resignation to the board of directors following certification of the election results, subject to acceptance by the board of directors. For purposes of this policy, (i) an “uncontested” election is one in which the number of persons properly nominated for election as directors as of the date that is ten (10) days before the record date for determining stockholders entitled to notice of or to vote at such meeting is not greater than the number of directors to be elected, and (ii) broker non-votes will not be counted as either votes “withheld” from or “for” such person’s election.

The Nominating and Corporate Governance Committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall determine whether to accept or reject the tendered resignation, or whether other action should be taken, in its sole discretion, and publicly disclose its decision regarding the tendered resignation within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the board of directors in making its decision may each consider any factors or other information that they consider appropriate and relevant.

If any director’s resignation is not accepted by the board of directors, such director shall continue to serve until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If a director’s resignation is accepted by the board of directors pursuant to this policy, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article III of the bylaws of the Company or may decrease the size of the board of directors pursuant to Section 1 of Article III of the bylaws of the Company.

2017 PROXY STATEMENT	13

STOCKHOLDER COMMUNICATIONS POLICY

The Company’s board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

17th Floor

Chicago, Illinois 60607

E-mail messages should be sent to corporatesecretary@huronconsultinggroup.com.

A stockholder must include his or her name and address in any such written or e-mail communication. The communication must indicate that the sender is a Company stockholder.

Each communication intended for the board of directors and received by the Corporate Secretary that is related to the operation of the Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. If the communication is mailed as personal, it will not be opened, but rather will be forwarded unopened to the intended recipient.

DIVERSITY OF BOARD SKILLS AND EXPERIENCE

Huron does not have a formal policy on board member diversity. The Nominating and Corporate Governance Committee, in discussing board composition, has focused on diversity of experience in relation to the development of the business. The Nominating and Corporate Governance Committee seeks candidates from regions where Huron offices are located, with prior management experience and experience on public company boards and in relevant industries.

COMPENSATION OF DIRECTORS

The Huron non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Roth receives no compensation for his service on the board.

Effective as of July 1, 2016, the director compensation program is comprised of the following elements:

•	Annual cash retainer:
•	Non-executive Chairman - $235,000
•	Vice Chairman - $85,000
•	Other independent directors - $60,000

•	Board and committee meeting fee of $1,000 per meeting (The Chairman does not receive board or committee meeting fees.)

•	Annual committee chairperson retainer of:
•	Audit - $15,000
•	Compensation - $15,000
•	Nominating and Corporate Governance - $10,000

•

Annual restricted stock grant of $170,000 (granted on the date of the Company’s annual meeting and priced based upon the closing stock price on the date immediately preceding the annual meeting) which vests ratably over 12 quarters. If a new independent director joins the board after the Company’s annual meeting, the award is prorated as follows:

•	If the new director joins within six months of the Company’s annual meeting, the new director will receive half of the annual grant.
•	If the new director joins over six months after the Company’s annual meeting, no grant will be made.

14	2017 PROXY STATEMENT

•	Stock ownership requirement – independent directors are expected to own Huron stock equal to the lesser of three times the annual cash retainer (currently $180,000) or 9,000 shares.

•	A new independent director will receive an initial restricted stock grant equal to $200,000, which will vest ratably over 12 quarters.

•	All directors are reimbursed for out-of-pocket expenses for attending board and committee meetings.

Directors are eligible to participate in our deferred compensation plan, which is described under the caption “EXECUTIVE COMPENSATION—2016 Nonqualified Deferred Compensation.” One director has participated since 2013, and a second director elected to participate beginning in 2015.

DIRECTOR COMPENSATION TABLE

The following table summarizes the fees paid and the aggregate grant date fair value of shares granted to each of the non-employee directors in 2016. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)
James D. Edwards (3)	85,750	169,975	—	255,725
H. Eugene Lockhart (3)	97,500	169,975	—	267,475
George E. Massaro (3)	102,000	169,975	—	271,975
John McCartney (3)(4)	235,000	169,975	26,763	431,738
John S. Moody (3)	89,250	169,975	—	259,225
Debra Zumwalt (5)	95,000	169,975	7,969	272,944

(1)

This column represents the aggregate grant date fair value of shares granted to our directors in 2016. Grant date fair value is based on the closing price of Huron stock on the last trading day prior to the grant date. Each of these grants vests ratably over the 12 calendar quarters following the grant.

(2)

The amount in this column represents investment gains in the deferred compensation plan. Huron does not offer a pension plan. The amount shown above represents that portion of the account earnings for 2016 that exceeded the SEC benchmark “market” rate equal to 120% of the long-term applicable federal rate (based on the average rate for 2016 of 2.70%). For 2016, the actual earnings for Mr. McCartney and Ms. Zumwalt were $41,326 and $12,822, respectively.

(3)	At December 31, 2016, each of Messrs. Edwards, Lockhart, Massaro, McCartney and Moody held 4,326 shares of restricted common stock.
(4)	Mr. McCartney has access to office space at the Company’s principal business offices in Chicago. The Company does not incur any incremental costs in connection with the provision of this office space.
(5)	At December 31, 2016, Ms. Zumwalt held 5,115 shares of restricted common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act, the Company’s directors, executive officers and persons who beneficially own 10% or more of our common stock (the “Section 16 Reporting Persons”) are required to report their initial ownership of common stock and subsequent changes in that ownership to the SEC. Section 16 Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon our review of forms filed by the Section 16 Reporting Persons pursuant to the 1934 Act, we have not identified any late filings in 2016.

2017 PROXY STATEMENT	15

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to beneficially own 5% or more of our common stock;
•	each of our named executive officers;
•	each member of our board of directors; and
•	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

	Beneficial Ownership
Name of beneficial owner (1)	Shares	%
Beneficial owners of 5% or more:
Wellington Management Group LLP (2)	2,318,482	10.67
The Vanguard Group, Inc. (3)	1,778,862	8.18
FMR LLC (4)	1,499,788	6.90
BlackRock, Inc. (5)	1,434,380	6.60
TimesSquare Capital Management, LLC (6)	1,346,957	6.20
Dimensional Fund Advisors LP (7)	1,169,958	5.39
Directors and Executive Officers:
James D. Edwards (8)	20,032	*
C. Mark Hussey (9)	51,328	*
H. Eugene Lockhart (10)	22,180	*
George E. Massaro (11)	16,252	*
John McCartney (12)	53,335	*
John S. Moody (13)	18,932	*
Diane E. Ratekin (14)	33,995	*
James H. Roth (15)	366,259	1.65
Debra Zumwalt (16)	9,908	*
All directors and executive officers as a group (10 persons) (17)	595,364	2.69

*	Indicates less than 1% ownership.

(1)

The principal address for each of the stockholders, other than Wellington Management Group LLP, The Vanguard Group, Inc., FMR LLC, BlackRock, Inc., TimesSquare Capital Management, LLC, and Dimensional Fund Advisors LP, listed below, is c/o Huron Consulting Group Inc., 550 West Van Buren Street, Chicago, Illinois 60607.

(2)

The principal address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210. The shares are owned by Wellington Management Group LLP and the following subsidiaries of Wellington Management Group LLP: Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Information regarding beneficial ownership of our common stock by Wellington Management Group LLP is included herein in reliance on a Schedule 13G/A filed with the SEC on February 9, 2017.

16	2017 PROXY STATEMENT

(3)

The principal address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The shares are owned by The Vanguard Group, Inc. and the following subsidiaries of The Vanguard Group, Inc.: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Information regarding beneficial ownership of our common stock by The Vanguard Group, Inc. is included herein in reliance on a Schedule 13G/A filed with the SEC on February 10, 2017.

(4)

The principal address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The shares are owned by FMR LLC and the following subsidiaries of FMR LLC: FIAM LLC, Fidelity (Canada) Asset Management ULC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc., and Strategic Advisers, Inc. Information regarding beneficial ownership of our common stock by FMR LLC is included herein in reliance on a Schedule 13G/A filed with the SEC on February 14, 2017.

(5)

The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The shares are owned by the following subsidiaries of BlackRock, Inc.: BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. Information regarding beneficial ownership of our common stock by BlackRock, Inc. is included herein in reliance on a Schedule 13G/A filed with the SEC on January 24, 2017.

(6)

The principal address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, New York 10036. Information regarding beneficial ownership of our common stock by TimesSquare Capital Management, LLC is included herein in reliance on a Schedule 13G/A filed with the SEC on February 13, 2017.

(7)

The principal address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Information regarding beneficial ownership of our common stock by Dimensional Fund Advisors LP is included herein in reliance on a Schedule 13G filed with the SEC on February 9, 2017.

(8)	Includes 3,634 shares of restricted common stock.

(9)	Includes 15,647 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 11,005 shares of restricted common stock.

(10)	Includes 3,634 shares of restricted common stock.

(11)	Includes 3,634 shares of restricted common stock.

(12)	Includes 3,634 shares of restricted common stock, as well as 1,259 shares held by a wholly-owned limited liability company of which Mr. McCartney is the sole owner.

(13)	Includes 3,634 shares of restricted common stock.

(14)	Includes 7,904 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 4,873 shares of restricted common stock.

(15)

Includes 170,746 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 26,082 shares of restricted common stock, as well as 3,855 shares held by a family limited liability company.

(16)	Includes 4,269 shares of restricted common stock.

(17)

Includes 2,032 shares of common stock and 1,111 shares of restricted common stock held by John D. Kelly, who was appointed Chief Financial Officer effective January 3, 2017. Also includes an aggregate of 194,297 shares issuable upon exercise of options held by members of the group that are exercisable currently or within 60 days of the Record Date, as well as 64,399 shares of restricted common stock held by the Directors and Executive Officers listed above.

2017 PROXY STATEMENT	17

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program with respect to the compensation of persons who appear in the Summary Compensation Table (who we refer to collectively throughout this Proxy Statement as our “named executive officers” or “NEOs”).

SECTION 1 — EXECUTIVE SUMMARY

Huron is a global professional services firm committed to achieving sustainable results in partnership with our clients. We bring a depth of expertise in strategy, operations, advisory services, technology and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses.

Named Executive Officers

This past year, Huron’s named executive officer team consisted of the following individuals:

•       Mr. Roth, Chief Executive Officer, President and Director.

•       Mr. Hussey, Executive Vice President, Chief Operating Officer and Chief Financial Officer.[1]

•       Ms. Ratekin, Executive Vice President, General Counsel and Corporate Secretary.

Huron’s named executive officers are responsible for our Company-wide business operations and setting overall strategy of the organization.

Practice Leadership

Each of Huron’s operating segments is led by Practice Leadership and teams of client-facing managing directors. The Practice Leaders and client-facing managing directors for each business area are responsible for financial results, including revenue and EBITDA growth, while ensuring delivery of superior solutions. These leaders have the critical talent and skills that make us unique and enable us to grow our business and compete in the marketplace. It is imperative to our core business strategy that we motivate and retain our current client-facing managing directors and obtain new talent through recruiting and developing our high potential employees so that they can progress to higher level leadership roles within the Company.

Strategy
Business	Compensation

Our business strategy is to be the premier professional services firm specializing in the healthcare, education, and life sciences industries while providing complementary advisory, technology and analytic capabilities to these vertical markets as well as to the commercial sector. To ensure the success of our strategy and our ability to deliver sustained value to our shareholders, Huron focuses on the following key drivers:

•     Deliver high-value, quality client service to our clients to support their comprehensive needs from strategy to implementation.

•     Specialize in providing a holistic service offering that integrates the strength of our industry knowledge in the healthcare, education and life sciences markets with our leading capabilities, including technology and analytics.

•     Broaden and strengthen our capabilities to continue to best serve our clients while maintaining and growing our strong industry expertise.

•     Attract, retain, and motivate top tier client-facing employees who have a variety of different experience levels including subject matter and/or technical expertise.

•     Supplement organic growth by identifying, executing and successfully integrating acquisitions that expand or complement our current market offerings, deepen our industry expertise or broaden our capabilities to better align our business with our core clients’ needs.

•     Optimize corporate infrastructure to effectively scale and support the Company’s long-term growth plans, while enhancing EBITDA margins.

Our compensation plan philosophy has three key elements:

•     Motivate and reward performance in the long-term best interests of shareholders.

•     Deliver competitive total compensation targeted at the median of the peer group (+/-15%).

•     Place a substantial portion of the compensation of our named executive officers at risk; actual payouts should vary based on the Company’s financial and operational performance. The performance measures directly link into our business strategy through net revenue, Adjusted EBITDA margin, and Adjusted Diluted EPS growth as well as fulfillment of strategic measures identified each year by the board of directors.

We annually grant a sizeable portion of equity to our managing directors. (An average of 79% of total equity granted in the last three years was awarded to our managing directors; by contrast, approximately 11% of total equity granted in the last three years was awarded to our NEOs with the remaining 10% awarded to our directors and other employees.) As a professional services firm, we recognize that our managing directors are critical to generating revenue and to the overall success of Huron. We use stock as both a retention tool and an incentive to encourage behaviors that will benefit the shareholders and the Company. Approximately 50% of the annual bonus compensation of our Practice Leaders and client-facing managing directors consists of restricted stock that vests over four years, and is awarded based on prior year performance. We believe this element of our compensation aligns the interests of our individual practices with the Company as a whole and significantly differentiates Huron’s compensation program from our competitors’ programs, because of the amount of equity provided below the NEO level.

[1]

On January 3, 2017, Mr. John Kelly was promoted to the title of Executive Vice President and Chief Financial Officer (“CFO”). Formerly, Mr. Kelly had been Corporate Vice President and Chief Accounting Officer. With Mr. Kelly assuming the CFO role, Mr. Hussey has relinquished this role and has become Executive Vice President and Chief Operating Officer.

18	2017 PROXY STATEMENT

Business Actions and Results

To understand our compensation decision making, it is important to understand the Company’s financial and strategic performance during 2016.

Business results were as follows[2]:

•      Results for the year were lower than expected due to softness in Healthcare, the largest segment. However, solid performance in the Higher Education and Life Sciences and Business Advisory segments partially offset this performance.

•      While we delivered results that were lower than our initial guidance, we completed three significant strategic acquisitions: MyRounding and HSM in the Healthcare segment, and ADI in the Business Advisory segment. We believe these acquisitions position Huron for success in the future, particularly in support of our technology services. In aggregate, these acquisitions contributed over $34.5 million in revenues during 2016 and all performed as planned in 2016.

•      Introduced a single, unified brand to strengthen the firm’s position in the marketplace.

•      Net revenues of $726.3 million, 3.9% higher than the prior year.

•      Adjusted EBITDA decreased 7.8% to $128.5 million, or 17.7% of net revenues, compared to 19.9% in the prior year.

•      Adjusted diluted EPS of $3.21, a 7.4% increase from the prior year.

•      Continued to align corporate infrastructure with business expectations to gain efficiencies and lower SG&A expense.

•      Maintained a strong balance sheet as measured by the Company’s leverage ratio while funding more than $138.3 million in acquisitions, share repurchases and capital expenditures.

•      Continued to generate strong cash flow from operations of $128.3 million.

Compensation Program Actions

The Compensation Committee took several compensation actions beginning in 2014 to better align the compensation program for the NEOs with our business strategy and shareholder interests.

•      In 2014, added a three-year performance measurement period to performance shares to align multi-year performance and long-term compensation; 2016 marks the third year of the three-year performance measurement period.

•      In 2014, replaced stock options with restricted share awards (RSAs) in the service-based equity portion of the Long-Term Incentive Plan to align with our peer group and to balance the risk profile of our compensation program given the addition of a three-year performance factor in the performance share plan.

•      In 2014, introduced a clawback policy to safeguard against unwarranted compensation in the event of a financial restatement.

•      In 2015 and 2016, revised the peer group to include more companies with similar revenue and business characteristics to Huron.

•      In 2016, worked to update senior management employment agreements to better align with current market practices.

[2]

In the discussion of the Company’s 2016 performance, the Compensation Committee discusses certain of Huron’s results of operations using non-GAAP financial measures, which are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report on Form 10-K”), Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations under the subheading “Non-GAAP Measures.” These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted diluted EPS. EBITDA is defined as net income from continuing operations before interest and other expenses, income tax expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted by adding back restructuring charges and other gains and losses. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of net revenues. Adjusted diluted EPS is defined as diluted earnings per share from continuing operations adjusted by adding back the same items as Adjusted EBITDA, in addition to amortization of intangible assets, and non-cash interest on convertible notes, all on a tax effected basis.

2017 PROXY STATEMENT	19

2014 to 2016 Compensation Decision Making

For compensation purposes, five key metrics determine the value of our incentive program to our NEOs. The Compensation Committee believes that the results of the last three years show a strong alignment between Company performance and compensation paid to the NEOs. The results of our key metrics and their impact on our compensation programs for 2014 to 2016 were:

2016
Plan and Metric	Performance	Payout Result
Annual Incentive Plan (Cash) • Revenue (40% weighting) • Adjusted EBITDA Margin (30% weighting) • Strategic measures (30% weighting)	• Revenue – Below threshold funding • Adjusted EBITDA Margin – Below threshold funding • Strategic measures – 70% funding	After applying weighting: 2016 annual incentive payout was 21% of target
Performance Shares (Annual Component) • Adjusted Diluted EPS (100% weighting)	Adjusted Diluted EPS – 55% of target, 55% funding	Based on actual performance, 55% of the performance shares were earned for 2016
Stock Price	Decreased 15%	Lowered value of unexercised stock options, unvested restricted stock and performance shares

2015
Plan and Metric	Performance	Payout Result
Annual Incentive Plan (Cash) • Revenue (40% weighting) • Adjusted EBITDA Margin (30% weighting) • Strategic measures (30% weighting)	• Revenue – Below threshold funding • Adjusted EBITDA Margin – At target, 100% funding • Strategic measures – 100% funding	After applying weighting: 2015 annual incentive payout was 60% of target
Performance Shares (Annual Component) • Adjusted Diluted EPS (100% weighting)	Adjusted Diluted EPS – Below threshold, 0% funding	Based on actual performance, 0% of the performance shares were earned for 2015
Stock Price	Decreased 13%	Lowered value of unexercised stock options, unvested restricted stock and performance shares

2014
Plan and Metric	Performance	Payout Result
Annual Incentive Plan (Cash) • Revenue (40% weighting) • Adjusted EBITDA Margin (30% weighting) • Strategic measures (30% weighting)	• Revenue – 98% of target, 73% funding • Adjusted EBITDA Margin – Above maximum, 125% funding • Strategic measures – 100% funding	After applying weighting: 2014 annual incentive payout was 97% of target
Performance Shares (Annual Component) • Adjusted Diluted EPS (100% weighting)	Adjusted Diluted EPS – Above maximum, 125% funding	Based on actual performance, 125% of the performance shares were earned for 2014
Stock Price	Increased 9%	Raised value of unexercised stock options, unvested restricted stock and performance shares

Peer Groups

We evaluate several groups of peers depending on what we are measuring:

•    For executive compensation, we use a peer group of publicly traded companies (“Executive Pay Peer Group”) where the roles of the executive officers are similar to those of our executives (see Section 4 for more detail). We generally seek to target executive pay at the market median and in alignment with the pay data from this peer group. This pay data may at times be supplemented with broader survey data for specific executives, as appropriate (see Section 3 for more detail).

•    For compensation of our client-facing managing directors (“Managing Director Peer Group”), we gather data from public and private companies and focus our comparators on the type of work performed, rather than on the size or public/private nature of the organizations.

•    In order to assess our business performance, we review all of our business competitors, many of which are private, much larger in size or are subsets of larger companies. As a result, obtaining comparative business results can be challenging. We review the best available information from the companies with whom we compete.

The complexity of the business composition of our peer group makes obtaining comparable performance data difficult. As a result, we have chosen to set executive performance goals based on absolute rather than relative performance measures.

20	2017 PROXY STATEMENT

SECTION 2 - COMPENSATION PROGRAM OVERVIEW

Huron’s executive compensation program is structured to align executive pay with Company performance. The strength of this alignment was recognized by our shareholders in 2016 as Huron received over 99% approval on our shareholder advisory vote on executive compensation (commonly referred to as “Say on Pay”). We strive to provide compensation to motivate and reward performance that is in the long-term best interests of our shareholders. We define performance as a blend of:

•	Achieving financial performance in comparison to pre-established goals (net revenue, Adjusted EBITDA margin, and adjusted diluted EPS measured annually and/or over a three-year period)

•	Attaining critical annual strategic initiatives

•	Delivering value to shareholders

In addition to these objectives, we adhere to a comprehensive set of generally accepted best practices in the structuring and design of the compensation program.

Best Practice Elements:
•	Establish Competitive Compensation Levels. We target the total direct compensation for our NEOs at levels that are within +/- 15% of market median total direct compensation levels.
•

Maintain a “Double Trigger.” Our change of control arrangements provide benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, only if our NEOs incur a qualifying termination in connection with a change of control.

•

Minimize Compensation Risks. We periodically review our compensation program to confirm that our compensation policies and practices are not encouraging excessive or inappropriate risk taking by our NEOs. Potential incentive payouts are capped and we conduct a risk assessment of all compensation plans annually. In addition, NEO LTI diluted EPS performance calculations do not increase if performance is driven by share repurchases that were not factored into the annual plan.

•

Impose Robust Stock Ownership Guidelines. Our stock ownership guidelines require our NEOs to retain a significant equity stake in the Company. NEOs are expected to retain a number of shares equal to at least 60% of the net after tax value from the exercise of stock options or vesting of restricted shares and performance shares until these guidelines are met.

•

Maintain a “Clawback” Policy. We maintain a compensation recoupment policy (commonly referred to as a “clawback policy”), which generally provides that the Company may recover performance-based compensation paid to NEOs and such other individuals designated by our independent directors, if payout was based on financial results that were subsequently restated. The policy guards against unwarranted compensation in the event of a financial restatement, supports the accuracy of our financial statements and helps to align the interests of our NEOs with those of our stockholders.

•

Retain an Independent Compensation Consultant. The Compensation Committee retains an independent consultant to assist in developing and reviewing our NEO compensation strategy and to confirm that the design and pay levels of our compensation programs are consistent with our goals and market practices.

•

Consider the Impact of Tax and Accounting Rules. The Compensation Committee takes into account the effect of tax and accounting rules in structuring our NEO compensation program. For example, all of the elements of the incentive-based compensation to our NEOs (annual incentive plan, restricted stock plan and performance stock unit plan) are designed to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and thus generally are intended to be fully deductible for federal income tax purposes. However, the tax code rules are complex and no particular result can be guaranteed. Furthermore, the Compensation Committee reserves the right to pay compensation that may not be deductible under Section 162(m).

•	Review Share Utilization. We regularly review overhang levels (the dilutive impact of equity awards on our shareholders).
•

No Excise Tax Gross-Ups. Our NEOs are not entitled to receive any “gross-up” payments related to excise taxes that may be imposed in connection with golden parachute arrangements under the Company’s change of control severance plan.

•

Hedging or Pledging of Company Stock. The board has adopted a revised Insider Trading Policy that prohibits directors, officers, employees, and contractors from hedging activities, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•

No “Timing” of Equity Grants. We maintain a disciplined equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates.

•	No Executive Perquisites that are not provided widely at Huron. We do not provide material benefits or perquisites to our NEOs that are not provided widely within Huron.

2017 PROXY STATEMENT	21

The key operational aspects of our compensation program are summarized in the following table:

Dimension of Program	Description
Total Compensation Opportunity

We generally strive to establish targets for total direct compensation within +/- 10% to 15% of the peer group median. Target total direct compensation includes base salary, annual incentive compensation and long-term incentive (LTI) awards. Total actual compensation received by our named executive officers depends on Company financial and stock price performance.

Compensation Vehicles	We rely on base salary, annual cash incentive, restricted stock and performance shares.
	Base salary	Reflects the fundamental role of the executive.
	Annual cash incentive	Rewards for achieving specific key measures of short-term Company performance.
	Restricted Stock	Serves to retain talent, promote executive ownership, and balance risk in the compensation portfolio. This component makes up 30% of the total target LTI award.
Performance shares

Aligns executive pay opportunities with both short-term and long-term Company performance. If performance is below the minimum annual threshold, no shares will be earned. This component makes up 70% of the total target LTI award.

Performance Metrics	Goal Setting

Significant rigor is put into the determination of the Company goals. The Compensation Committee and the board carefully review goals submitted by management. Goals are set based on the Company’s financial plans taking into consideration shareholder expectations for growth and profitability.

Performance metrics on both the Annual Incentive Plan and the performance share plan are set such that zero awards are earned if the annual performance is below a minimum threshold level.

Annual Incentive Plan
	Revenue	Reflects the Company’s commitment to growth through continued expansion of its service offerings and market presence.
	Adjusted EBITDA Margin Percentage	Aligns with Company’s focus on profitable growth.
	Strategic Measures	Reinforces the importance of achieving specific initiatives that are necessary for continued success.
Long-Term Incentive Plan
Performance Shares: Non-GAAP Adjusted Diluted EPS

Ensures that the named executive officers are focused on profitability for shareholders over the multi-year performance period. The final value of the performance shares will also reflect the changes in the stock price, aligning the interests of the named executive officers with the shareholders.

Restricted Equity: Stock Price

The value of the restricted equity to the executive is a function of stock price performance during the vesting period and helps align the interests of the executives with the interests of shareholders.

22	2017 PROXY STATEMENT

SECTION 3 - COMPENSATION PROGRAM DETAILS

Targeting of Total Direct Compensation

The Compensation Committee targets total direct compensation within 10% to 15% of the median of the Executive Pay Peer Group for CEO and COO/CFO. The Compensation Committee reviews the Executive Pay Peer Group compensation data for the General Counsel position as well, but given the lack of publicly available data in recent years, the Committee’s assessment has also been supplemented by data from the Radford Group Technology Survey for companies with annual revenue between $500M and $999.9M. It is the assessment of the Compensation Committee that the total direct compensation levels of our named executive officers, including our CEO, are generally within this range relative to the median. The established targets for individual components and overall executive compensation are designed to be competitive in order to attract, motivate and retain executives necessary to drive and achieve Company objectives. In some cases, individual components may be over or under market (in order to emphasize a particular element or if individual circumstances dictate), but we believe the total direct compensation packages are market competitive.

2016 Base Salary, Annual and Long-Term Incentive Changes

The Compensation Committee approved 2016 compensation levels (base salary and target annual and long-term incentive) in February of 2016. No change was made to Mr. Roth’s compensation. Mr. Hussey’s total target compensation opportunity was increased 30% to reflect his performance and increased responsibilities related to his role as Chief Operating Officer which he assumed in February 2014. Ms. Ratekin’s total target compensation opportunity was increased 4% to align her compensation with competitive levels.

Compensation Element	James H. Roth	C. Mark Hussey	Diane E. Ratekin
Base Salary	$900,000	$600,000	$400,000
Target AIP Payout	110% of base salary	100% of base salary	50% of base salary
Target LTI Payout	225% of base salary	175% of base salary	100% of base salary

For 2017, the Compensation Committee changed Mr. Hussey’s base salary to $750,000 to recognize his increased role in leading the transformation of the Healthcare practice and changed Mr. Roth’s target LTI to 300% and Ms. Ratekin’s target LTI to 115% to be more market competitive.

2016 Annual Incentive

The Compensation Committee approved a performance-based Annual Incentive Plan for 2016. Based on the actual results on each of the performance measures, a total annual cash incentive payout of 21% of target was earned. This amount is reflected in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. This plan has three performance criteria (with the corresponding weight noted below):

1.

Net Revenue (40%). Net revenues for 2016 were $694 million which was below the target level and resulted in a 0% funding for this component. Revenues generated by the acquisitions completed in 2016 that were not included in the NEO revenue target established at the beginning of 2016 are excluded for purposes of measuring performance.

2.

Adjusted EBITDA Margin Percentage (30%). Actual Adjusted EBITDA margin percentage excluding the impact of the acquisitions completed in 2016 that were not included in the Adjusted EBITDA margin percentage target established at the beginning of 2016, including discontinued operations of 17.7%, resulted in 0% funding for this component.

3.

Strategic Measures (30%). The measures that were approved by the Compensation Committee at the beginning of 2016 focused on further development of each practice area and further improvements in the effectiveness and efficiencies of Huron’s infrastructure. In considering the specific performance against each of the strategic measures, the Compensation Committee concluded that the executives met or exceeded performance on several measures including balance sheet management, corporate-wide technology and branding efforts, as well as practice level initiatives for Business Advisory. The Committee also concluded that the executives did not meet performance expectations in certain other areas. After considering the performance in all areas, the Compensation Committee determined that this performance should result in funding of 70% of target.

Based on these results, the overall performance payout under the Annual Incentive Plan was 21% of target.

2017 PROXY STATEMENT	23

Note: A performance threshold of $0.05 GAAP EPS which must be exceeded prior to the payout of the 2016 Annual Incentive Plan is designed to comply with the terms of Section 162(m). If $0.05 GAAP EPS is exceeded, the Compensation Committee can approve a payout of up to 150% of target. The $0.05 GAAP EPS was exceeded in 2016.

The chart below shows the plan structure, the results of each performance measure and the calculation of the annual incentive award. The 25% target is a threshold and 0% is earned if below that threshold.

		2016 Performance Targets ($MM)
Measure	Weight	25%	100%	125%	Actual	% Earned
Net Revenues	40%	$720	$740	$775	$694	0%
Adjusted EBITDA %	30%	19.0%	19.3%	19.5%	17.7%	0%
Strategic Measures	30%	See above				70%
Total Earned:						21%

2016 Long-Term Equity Grants

On March 1, 2016, Huron granted long-term equity grants that were structured as 70% performance shares and 30% restricted stock.

Executive	Performance Shares Granted*	Restricted Shares Granted
James H. Roth	25,531	10,942
C. Mark Hussey	13,238	5,674
Diane E. Ratekin	5,043	3,161

*	Full long-term equity grant at target performance.

Restricted Stock Awards

The restricted stock granted will vest 25% per year over four years except for 1,000 shares of Ms. Ratekin’s grant that will vest 100% after one year, based on continued service to ensure continued retention. In addition, the Company must exceed $0.05 GAAP EPS in the year of grant for vesting to occur over the four years based on service. This condition is designed to satisfy the conditions of Section 162(m). This condition was met in 2016.

Performance Share Awards

In 2014, the Compensation Committee revised the performance share plan for named executive officers. The performance share plan is based on both three-year performance (2014 through 2016) and annual performance. The purpose of revising the plan to add a three-year performance period was to incent sustained performance over a longer term period and to better align overall compensation with total shareholder return. This replaces the 2013 design that was based 100% on annual performance. The year 2016 marks year three of the revised program.

Plan Mechanics:

•	A grant of performance share units was made in each of 2014, 2015 and 2016.

•	Each grant is assessed using both annual and three-year performance goals.

¡	Annual Performance. At the start of each year, the Compensation Committee approves annual performance goals and sets threshold, target and maximum performance levels based on Adjusted Diluted EPS.

¡	Three-Year Performance. Three-year performance is assessed using the three-year average of the actual annual performance achievement against the annual goals.

•

At the end of the annual performance period, performance is evaluated against the annual performance goals and all performance share units are adjusted based on actual performance against the annual goals.

24	2017 PROXY STATEMENT

•	The grant is then divided into two parts:

¡	40% of the adjusted award is deemed to be earned based on the annual performance and vests immediately.

¡	The remaining 60% of the adjusted award will remain unearned and is subject to an additional adjustment based on three-year performance.

•

At the end of 2016, three-year average performance was determined to be 69% and applied to the 60% of the award that was deferred at the end of the annual performance periods and adjusted based on the table shown below.

¡	50% of the earned amount (30% of the total award) vested at the end of 2016.

¡	50% of the earned amount (30% of the total award) will vest at the end of 2017.

2016 Annual Performance Measures and Results:

The Compensation Committee established Adjusted Diluted EPS as the performance measure with payouts ranging from 0% to 125%. Actual performance came in at 55% of the target; therefore, the grant of performance share units was adjusted to 55% as presented in the chart below.

	2016 Performance Targets (1)					Actual Performance
Measure	0%		25%	100%	125%	Actual	PSU Earned Percent
Adjusted Diluted EPS	<$	3.10	$3.10	$3.30	$3.40	$3.18	55%

(1)

Actual Adjusted Diluted EPS is calculated on a continuing operations basis and also excludes the impact of share repurchases made subsequent to the establishment of the performance target and certain acquisitions completed in 2016.

Three-Year Performance Measures:

Three-year performance was measured using a three-year average of the earned performance for 2014, 2015 and 2016. This three-year average used the actual earned amount from the annual performance cycles. For 2014, 2015 and 2016, the actual performance of 151%, 0% and 55%, respectively, was used in calculating the three-year average, which was 69%. Based on that average, a multiplier of .9 was applied as presented in the chart below.

Multiplier for 2014 — 2016 Three-Year Average Performance (1)							Three-Year Average Performance
.75	.9	1.0	1.25	1.5	1.75	2.0
< 50%	50% to 84%	85% to 99%	100% to 109%	110% to 114%	115% to 119%	≥120%	69%

(1)

This multiplier table starts at .75 because the target awards were already adjusted subject to annual performance and were re-earned based on three-year performance. A multiple of 2.0 was used on the high end. The Compensation Committee determined that if performance over a three-year period averaged 120% or more, that represented exceptional sustained performance and justified a significant award.

2017 PROXY STATEMENT	25

2017 Changes to the Annual and Long-Term Incentive Plans

During 2016, the Compensation Committee approved changes to both the 2017 Annual and Long-Term Incentive Plans. These changes were made with the goal of continuing to evolve and improve the programs with the organizational needs of the Company, while ensuring a clear correlation between pay and performance, and effectively motivating the NEOs to out-perform expectations.

The Annual Incentive Plan will continue to have the same measures and weightings: 40% Revenue, 30% Adjusted EBITDA Margin, and 30% Strategic Measures. The maximum incentive opportunity will increase from 125% to 150% of target to better align with market practice and to enhance the incentives for participants to achieve maximum performance levels.

The Long-Term Incentive Plan will continue to have the same mix of vehicles: 30% Restricted Stock Awards and 70% Performance Share Awards. The performance share plan was redesigned for 2017, following the completion of the initial three-year performance cycle (2014-2016). The 2017 performance share plan maintains the one-year performance period (60% of award) and a three-year performance period (40% of award). The one-year performance will be measured 100% based on 2017 Adjusted Diluted EPS and any earned shares will vest ratably over three years. The new three-year performance period will be measured 100% based on 2019 Adjusted Diluted EPS, and any earned shares will immediately vest at the end of the three-year performance period. Payout opportunity remains 50% of target for threshold performance and 200% of target for maximum performance. No shares are earned for performance below threshold.

26	2017 PROXY STATEMENT

SECTION 4 - ADDITIONAL DISCLOSURES RELATED TO COMPENSATION PROGRAM

Executive Pay Peer Group

In 2016, based on the annual review of Executive Pay Peer Group criteria, the Compensation Committee elected to expand the peer group from 11 companies to 16 companies. The Committee believes that this larger peer group will provide better insights into the compensation practices of business peers and be less volatile due to the compensation changes made by one company. Companies were identified based on the following process:

1.	All companies were identified that met the following criteria:
•	US headquartered and publicly traded.
•	Revenue between one-half to two times Huron’s trailing 12 months’ revenue as of Huron’s 2015 fiscal year-end.
•

Global Industry Classification Standard (GICS) codes: Research and Consulting Services, Human Resource & Employment Services, Application Software, Health Care Services or Technology, or Data Processing and Outsourced Services.

2.	Companies were then screened and selected that best met the following set of factors:
•	Business and/or labor market competitor to Huron.
•	Similar revenue per employee.
•	Predominantly US revenue.
•	Principal business was to provide value-added consulting or advisory services to companies and organizations.

As a result of the review and application of these criteria, the Compensation Committee approved the following companies:

•	The Advisory Board, Inc.
•	Allscripts Healthcare Solutions, Inc.
•	athenahealth, Inc.
•	CBIZ Inc.
•	CEB, Inc.
•	Dun & Bradstreet Corporation
•	EPIQ Systems, Inc.
•	Exponent, Inc.
•	FTI Consulting, Inc.
•	Gartner Inc.
•	Heidrick & Struggles International, Inc.
•	ICF International Inc.
•	IHS, Inc.
•	Korn/Ferry International
•	Maximus, Inc.
•	Navigant Consulting Inc.
•	Premier, Inc.
•	Resources Connection, Inc.

Due to corporate transactions impacting two peer organizations that occurred during 2016, the Compensation Committee removed the following two companies from the peer group:

•	EPIQ Systems, Inc.
•	IHS, Inc.

Employment Agreements with Mr. Roth, Mr. Hussey and Ms. Ratekin

Huron has entered into agreements with each of the named executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. Huron provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Huron’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change of control of Huron, and if the

2017 PROXY STATEMENT	27

executive’s employment is terminated without cause or he or she resigns for good reason, the executive will receive enhanced severance benefits. Huron provides enhanced severance benefits with a so-called “double trigger” because the Company believes that the executive officers would be materially harmed in a change of control only if it results in reduced responsibilities or compensation or loss of employment for the executive. Consistent with generally accepted best practices, Huron employment agreements do not contain any gross-up provisions that would obligate the Company to pay excise tax payments to the CEO and other named executive officers in the event of a change of control.

In 2016, the Compensation Committee completed the first comprehensive review of each of the employment agreements since the hiring of our executive officers and found many of the provisions to be below market trends. Effective January 1, 2017, the board, in the case of Mr. Roth, and the Compensation Committee, in the case of Mr. Hussey and Ms. Ratekin, approved changes to these agreements to better align the provision with current market practices. Specific changes included: increasing the base salary and bonus severance multiples, enhancing medical coverage provisions, and adding an in-year pro rata bonus to the severance benefits upon termination without Cause or resignation for Good Reason, and in the event of death or disability.

More information on these changes and information on our use of employment agreements, including the estimated payments and benefits payable to the named executive officers, is provided under the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement.

Role of Compensation Committee

The Compensation Committee is primarily responsible for administering our executive compensation program in a manner consistent with our compensation philosophy and objectives. The principal functions of the Compensation Committee are to:

•	set salaries and annual and long-term incentive levels for the CEO and other named executive officers;
•	evaluate annually the performance of the CEO (in coordination with the full board) and review the CEO evaluations of the other named executive officers;
•	review and approve the design and competitiveness of our compensation plans, executive benefits and perquisites;
•	review and approve the total cash and stock bonus pools for the organization, and approve the individual incentive payout awards for the named executive officers;
•	review director compensation and make recommendations to the board;
•	review and approve goals used for the annual and long-term incentive plans;
•	retain or terminate, in its sole discretion, any independent compensation consultant used to assist the Compensation Committee;
•	review and evaluate compensation arrangements to assess whether they could encourage undue risk taking; and
•	create a Compensation Committee report on executive compensation for inclusion in the proxy statement.

The Compensation Committee acts independently, and works closely with our board of directors and the executive management team, in making many of its decisions. To support its decision making, the Compensation Committee has retained the services of independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). The Compensation Committee has the sole authority to amend or terminate the services of Semler Brossy.

In 2016, the Compensation Committee was comprised entirely of independent directors, none of whom has at any time been an officer or employee of the Company.

Role of Management

Our CEO works together with the Corporate Vice President, Human Resources and the Compensation Committee of our board to establish, review and evaluate compensation packages and policies for our executive officers. Our CEO reviews the performance of each named executive officer and makes recommendations to the Compensation Committee based on his review. Our CEO, COO, CFO and General Counsel provide input into our strategic goals for future performance periods. The Compensation Committee carefully reviews all information before finalizing incentive goals, however, as we believe such a process is consistent with good governance. Prior to determining the size of the bonus pool for all employees other than

28	2017 PROXY STATEMENT

NEOs, management reviews Company and practice-level performance with the Chairman of the board so that the bonus pool and Company profitability strike the right balance between shareholder returns and retention of employees.

Role of Compensation Advisor

The Compensation Committee continued to retain Semler Brossy as its advisor for the 2016 fiscal year to assist in the ongoing assessment of our executive compensation strategy and program. Semler Brossy reports directly to the Compensation Committee and serves at its sole discretion. Semler Brossy does not perform any services for the Company other than those in connection with its work for the Compensation Committee. The Compensation Committee annually analyzes whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest. The Compensation Committee has determined, based on its analysis of NASDAQ requirements, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

2016 Say on Pay Vote

In 2016, we received a shareholder advisory vote (commonly referred to as “Say on Pay”) in excess of 99% in support of the named executive officer compensation. We believe this positive vote reflects the strong pay for performance relationship in our executive compensation program and supports the changes that have been made in recent years to improve the program. We continue to listen carefully to our shareholders and incorporate their feedback into our deliberations about executive compensation. Shareholders at the 2011 Annual Meeting expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Company has held its advisory vote on the compensation of the Company’s named executive officers annually until this 2017 Annual Meeting, at which time shareholders are being asked to vote on the frequency of advisory votes on named executive officer compensation.

Health and Welfare Benefits

The named executive officers are eligible for the same health and welfare benefits generally available to Huron employees.

Deferred Compensation

The Company also offers a nonqualified deferred compensation plan (the “DCP”) to all managing directors, corporate vice presidents, named executive officers and non-employee directors. The DCP allows managing directors, corporate vice presidents and executives to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of investment alternatives. Non-employee directors may elect to defer up to 100% of their board fees into the DCP.

Perquisites

Huron did not provide material perquisites to any named executive officer in 2016. The Company provides enhanced disability and life insurance benefits to all of its managing directors, corporate vice presidents and executive officers. The CEO and Executive Vice Presidents are also offered reimbursement of the cost of an annual executive physical examination.

Clawback Provisions

In 2014, we adopted an incentive compensation recoupment policy (commonly referred to as a “clawback policy”) that provides for the potential recoupment of bonuses or awards paid to executive officers and such other individuals designated by our independent directors under our short-term and long-term incentive compensation plans, where the payout or actual award received was determined based in part on the financial performance of the Company. In the event of a material restatement of our quarterly or annual financial results, our independent directors will review all incentive compensation awarded to those individuals covered by the policy based upon the achievement of financial results that were the subject of the restatement. The independent directors have the authority to recoup all or a portion of the incentive compensation to the extent that the amount of such compensation would have been lower than the amount actually awarded, granted, paid, earned, deferred or vested based on the achievement of financial results that were subsequently reduced due to such restatement.

Stock Ownership Guidelines and Holding Requirements

In 2010, the Compensation Committee adopted stock ownership guidelines for Huron’s named executive officers and non-employee directors. The guidelines, set forth below, are consistent with peer practices and

2017 PROXY STATEMENT	29

designed to promote alignment with the interests of stockholders and the Company’s commitment to sound corporate governance.

Position	Stock Ownership Guideline
CEO	the lesser of 3x salary or 120,000 shares
COO and CFO	the lesser of 2x salary or 50,000 shares
Other Executive Officers	the lesser of 1x salary or 20,000 shares
Non-employee Directors (first elected prior to 2014 annual meeting)	the lesser of 3x annual retainer or 9,000 shares

Until the relevant stock ownership target is achieved, executive officers and non-employee directors are required to retain a number of shares equal to at least 60% of the net after tax proceeds from the exercise of stock options or vesting of restricted stock and performance shares. Only shares owned outright count towards ownership requirements. Unexercised stock options and unvested performance shares or unvested restricted stock do not count.

Mr. Roth and Ms. Ratekin and all of our non-employee directors serving as of the 2016 annual meeting have met the stock ownership guidelines. Mr. Hussey is expected to retain a number of shares equal to at least 60% of the net after tax value from the exercise of stock options or vesting of restricted stock and performance shares until he satisfies the ownership requirements.

Hedging and Pledging

The Company has an insider trading policy that prohibits directors, officers, employees and contractors from entering into transactions in publicly traded puts, calls or other derivative securities with respect to Huron’s stock and prohibits any other transaction that “hedges” the ownership in Huron’s stock or holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Tax Considerations

Section 162(m). Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation in excess of $1 million to the CEO or any of the next three most highly paid executive officers of a publicly held corporation (other than the CFO). Huron may deduct compensation exceeding $1 million for federal income tax purposes if the compensation is paid pursuant to a performance-based, nondiscretionary plan that is approved by stockholders. Both the Annual Incentive Plan and the equity plans are intended to comply with all the provisions of Section 162(m), although the rules are complex and any particular result cannot be guaranteed and, furthermore, the Compensation Committee reserves the right to pay compensation that may not be deductible under Section 162(m).

Section 280G. Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change of control defined as “excess parachute payments,” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The Compensation Committee amended Senior Management Agreements in 2010 to ensure that any covered payments would be reduced to the extent necessary so that no portion of such payments is subject to the excise tax.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information contained under the caption “Compensation Discussion and Analysis” and, based on this review and discussion, has recommended to the board of directors that it be included in this Proxy Statement and incorporated by reference into our 2016 Annual Report on Form 10-K.

Debra Zumwalt, Chair

H. Eugene Lockhart

John S. Moody

30	2017 PROXY STATEMENT

REQUIRED COMPENSATION DISCLOSURES

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non Equity Incentive Plan Compensation ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
James H. Roth	2016	900,000	207,900	1,939,930	83,903	27,109	3,158,842
President and Principal Executive Officer	2015	900,000	594,000	2,662,934	—	31,134	4,188,068
	2014	900,000	960,300	2,237,621	—	30,634	4,128,555
C. Mark Hussey	2016	600,000	126,000	1,005,895	60,624	26,435	1,818,954
Executive Vice President, Principal Operating Officer and Principal Financial Officer	2015	550,000	297,000	904,174	—	30,905	1,782,079
	2014	550,000	480,150	759,698	23,173	30,468	1,843,488

Diane E. Ratekin	2016	400,000	42,000	438,686	6,411	35,221	922,318
Executive Vice President, General Counsel and Corporate Secretary	2015	400,000	120,000	473,415	—	30,635	1,024,050
	2014	400,000	194,000	397,764	7,988	28,761	1,028,513

(1)

This column represents the aggregate grant date fair value of restricted stock and/or performance share unit awards. The value of the performance share units in the table is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718.

In 2016, the executives each received grants of restricted stock and performance share units. The amounts above reflect the grant date fair value of the restricted stock and performance share unit awards. The fair value of the 2016 performance share units is based on the accounting assumptions used at the time of grant. At the time of grant, it was estimated that 40% of the award, which is tied to annual performance, would have been earned at 100%, and 60% of the award, which is tied to three-year performance, would have been earned at 90%. The 90% estimated payout was based on the average performance compared to target for the three-year period 2014 to 2016. Actual performance for 2014 and 2015 was 151% and 0%, respectively, and 2016 was estimated to be 100%, resulting in a three-year average of 84%. Based on the payout table established for the deferred portion of the award, the average performance of 84% would result in a 90% payout. Based on actual 2014-2016 performance, the three-year average performance was 69%, also resulting in a 90% payout for the three-year component of the awards under this plan.

The below chart is the detail of the Stock Awards amounts in the Summary Compensation Table above, representing the grant date fair value of both the performance share units and the restricted stock awards.

	Grant Date Fair Value
	2016 Performance Share Units ($)	2016 Restricted Stock Awards ($)
James H. Roth	1,332,430	607,500
C. Mark Hussey	690,875	315,020
Diane E. Ratekin	263,187	175,499

The actual amount earned on the performance share unit awards granted in 2016 was 55%. The below chart represents the adjusted values using the value of the earned performance shares:

	Impact on Total Compensation Using Earned Value of Performance Share Units
	2016 Earned Performance Share Units ($)	2016 Restricted Stock Awards ($)	Total Compensation Based on Value of Earned Performance Share Units ($)
James H. Roth	732,808	607,500	2,559,220
C. Mark Hussey	379,979	315,020	1,508,058
Diane E. Ratekin	144,796	175,499	803,927

2017 PROXY STATEMENT	31

In 2015, the executives each received grants of restricted stock and performance share units. The amounts in the Summary Compensation Table above reflect the grant date fair value of the restricted stock and performance share unit awards. The fair value of the 2015 performance share units is based on the accounting assumptions used at the time of grant. At the time of grant, it was assumed that 40% of the award, which is tied to annual performance, would have been earned at 100%, and 60% of the award, which is tied to three-year performance, would have been earned at 175%. The 175% estimated payout value was based on the average performance compared to target for the three-year performance 2014 to 2016. Actual performance for 2014 was 151%, and based on the assumption that performance for 2015 and 2016 was estimated to be at 100%, the resulting three-year average would be 117%. Based on the payout table established for the deferred portion of the award, the average performance of 117% would result in a 175% payout. Based on actual 2015 performance, the payout for the performance share unit awards granted in 2015 was 0%.

In 2014, the executives each received grants of restricted stock and performance share units. The amounts in the Summary Compensation Table above reflect the grant date fair value of the restricted stock and performance share unit awards. The fair value of the 2014 performance share units is based on the accounting assumptions used at the time of grant. At the time of grant, it was assumed that 40% of the award, which is tied to annual performance, would have been earned at 100%, and 60% of the award, which is tied to three-year performance, would have been earned at 125%. The 125% estimated payout value was based on the assumption that each of the three years for 2014, 2015 and 2016 was earned at 100%, resulting in a 125% multiple. The one-year component of this award was earned at 125% of target. Based on actual 2014 to 2016 performance, the actual payout of the three-year component of this award was 112.5%.

For further details on the 2016 performance share unit plan, please refer to “Performance Share Awards” in “Section 3 - Compensation Program Details” of the “Compensation Discussion and Analysis.”

(2)

The amounts in this column represent investment gains in the deferred compensation plan. Huron does not offer a pension plan. The amount shown above represents that portion of the account earnings that exceeded the SEC benchmark “market” rate equal to 120% of the long-term applicable federal rate (based on the average rate for 2016, 2015 and 2014 of 2.70%, 3.05% and 3.79%, respectively). For 2016, the actual earnings for Mr. Roth, Mr. Hussey and Ms. Ratekin were $126,937, $83,390 and $9,579, respectively. Mr. Roth began participation in the deferred compensation plan in 2015. Mr. Hussey began participation in the plan in 2014. Ms. Ratekin’s earnings relate to amounts contributed to the plan prior to her becoming a named executive officer. Please see the section entitled “2016 Nonqualified Deferred Compensation” below for more detail.

(3)	All Other Compensation for 2016 is detailed in the table below.

2016 All Other Compensation

Name	Executive Long- Term Disability ($)(1)	Executive $1MM Term Life Insurance ($)(2)	Company Provided 401(k) Match ($)(3)	Other Benefits and Perquisites ($)(4)	Total All Other Compensation ($)
James H. Roth	6,776	4,433	15,900	0	27,109
C. Mark Hussey	7,101	3,204	15,900	230	26,435
Diane E. Ratekin	7,952	7,044	15,900	4,325	35,221

(1)	Executive Long-Term Disability is provided to all executives and managing directors.
(2)	Executive Term Life Insurance is provided to all executives and managing directors.
(3)	Huron provides a Company 401(k) match to all participating employees.
(4)

Other Benefits and Perquisites includes the cost of an executive physical, which Huron pays for executives and certain managing directors, and a wellness benefit available to all employees that reimburses up to $320 annually for purchases that assist in maintaining work-life balance.

32	2017 PROXY STATEMENT

2016 GRANTS OF PLAN-BASED AWARDS

The following table summarizes the grants of equity awards and annual cash incentive awards for 2016 to each named executive officer.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)
Name	Grant Date		Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)(3)	Full Grant Date Fair Value of Each Award ($)(4)
James H. Roth	3/1/2016	(5)	2/25/2016	—	—	—	2,553	10,212	12,765	—	566,970
	3/1/2016	(6)	2/25/2016	—	—	—	2,872	15,319	38,298	—	765,460
	3/1/2016		2/25/2016	—	—	—	—	—	—	10,942	607,500
				0	990,000	1,237,500	—	—	—	—	—
C. Mark Hussey	3/1/2016	(5)	2/25/2016	—	—	—	1,324	5,295	6,619	—	293,978
	3/1/2016	(6)	2/25/2016	—	—	—	1,489	7,943	19,858	—	396,896
	3/1/2016		2/25/2016	—	—	—	—	—	—	5,674	315,020
				0	600,000	750,000	—	—	—	—	—
Diane E. Ratekin	3/1/2016	(5)	2/25/2016	—	—	—	504	2,017	2,521	—	111,984
	3/1/2016	(6)	2/25/2016	—	—	—	567	3,026	7,565	—	151,203
	3/1/2016		2/25/2016	—	—	—	—	—	—	2,161	119,979
	3/1/2016		2/25/2016	—	—	—	—	—	—	1,000	55,520
				0	200,000	250,000	—	—	—	—	—

(1)

For the cash award, the target, threshold and maximum represent the range of cash award that could be earned. There is no payout if a threshold level of performance is not achieved. The minimum amount that could be paid is 25% of target and maximum represents 125% of target. Based on the achievement of specific financial goals, the Compensation Committee determined that 21% of the target award was earned.

(2)

The 2016 grant of PSUs consists of two components: a one-year component based on 2016 performance and a three-year component based on both 2016 and 2014-2016 performance. Annual performance with respect to the 2016 performance period is assessed after the end of the 2016 performance period and the target number of PSUs is adjusted based on 2016 performance. There is no payout if a threshold level of performance is not achieved. The adjustment ranges from 25% of target for threshold performance to 125% of target for maximum performance. Forty percent of the adjusted PSUs (which comprise the one-year component) are earned and vest following the 2016 performance period. Based on the 2016 Adjusted EPS performance, the Compensation Committee determined that the amount of one-year PSUs earned was 55%, and these shares vested immediately.

The remaining 60% of the adjusted PSUs (which comprise the three-year component) are subject to a three-year performance period (2014-2016). The multiple that could be applied on the three-year portion of the award ranges from 0.75 to 2.0. Once the 2014-2016 performance period is complete, 50% of the final award vests immediately and 50% of the final award is subject to a service period through the end of 2017. Maximum is shown at 250% since 125% can be earned based on one-year performance and additional 200% earned on three-year performance (125% * 200%). Based on the 2016 Adjusted EPS performance, the Compensation Committee determined that the amount of three-year PSUs earned was 55%. These shares were subject to further adjustment based on 2014-2016 performance. Based on 2014-2016 Adjusted EPS performance, the Compensation Committee determined that 90% of these shares had been earned resulting in 50% of the three-year component having been earned (55% earned based on one-year performance * 90% earned based on three-year performance results in 50% earned).

The grant date fair value of the 2016 PSUs is based on the accounting assumptions used at the time of grant. At the time of grant, it was estimated that the one-year component of the award would have been earned at 100% and that the three-year component of the award would have been earned at 90%. The estimated payout was based on the average performance compared to target for the three-year period 2014 to 2016. Actual performance for 2014 and 2015 was 151% and 0%, respectively, and 2016 was estimated to be 100%, resulting in a three-year average of 84%. Based on the payout table established for the three-year component of the award, the average performance of 84% would result in a 90% payout. Based on actual 2014-2016 performance, the three-year average performance was 69%, also resulting in a 90% payout for the three-year component of the awards under this plan.

2017 PROXY STATEMENT	33

The following table shows the actual number of PSUs earned and vested with respect to 2016 and 2014-2016 performance (which represents the earned amount for both the one-year and three-year component on the 2016 grant).

Name	2016 Performance Share Units Earned for 2016 Performance	2016 Performance Share Units Earned for 2014- 2016 Performance
James H. Roth	5,617	7,582
C. Mark Hussey	2,912	3,932
Diane E. Ratekin	1,110	1,498

(3)	Restricted stock granted under the Company’s 2012 Omnibus Incentive Plan.
(4)

The full grant date fair values of the March 1, 2016 PSUs are based on the closing price of Huron stock of $55.52 on February 29, 2016, the last trading day prior to the grant of the awards. The total number of shares earned by recipients of these awards was contingent on meeting Adjusted EPS goals as described in Note (2) above.

(5)

The March 1, 2016 grant of PSUs consists of two components, a one-year component for the 2016 performance period and a three-year component for the 2014-2016 performance period. This row reports information for the one-year component of the award for 2016.

(6)

The March 1, 2016 grant of PSUs consists of two components, a one-year component for the 2016 performance period and a three-year component for the 2014-2016 performance period. This row reports information for the three-year component of the award for the 2014-2016 performance period.

34	2017 PROXY STATEMENT

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2016 for each named executive officer. Market value is based on the closing price of Huron stock of $50.65 on December 30, 2016, the last trading day of the fiscal year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/2016 ($)
James H. Roth	5/03/2010	100,000	—	23.43	5/03/2020	—		—
	3/11/2011	27,031	—	26.19	3/11/2021	—		—
	3/01/2012	19,661	—	38.18	3/01/2022	—		—
	3/01/2013	18,040	6,014	39.19	3/01/2023	—		—
	3/01/2014	—	—	—	—	7,230	(4)	366,200
	3/01/2014	—	—	—	—	4,591	(2)	232,534
	3/01/2015	—	—	—	—	6,837	(2)	346,294
	3/01/2016	—	—	—	—	10,942	(2)	554,212
	3/01/2016	—	—	—	—	3,791	(4)	192,014
C. Mark Hussey	8/01/2011	1,772	—	32.37	8/01/2021	—		—
	3/01/2012	6,144	—	38.18	3/01/2022	—		—
	3/01/2013	5,798	1,933	39.19	3/01/2023	—		—
	3/01/2014	—	—	—	—	2,455	(4)	124,346
	3/01/2014	—	—	—	—	1,559	(2)	78,963
	3/01/2015	—	—	—	—	2,322	(2)	117,609
	3/01/2016	—	—	—	—	5,674	(2)	287,388
	3/01/2016	—	—	—	—	1,966	(4)	99,578
Diane E. Ratekin	3/01/2012	3,072	—	38.18	3/01/2022	—		—
	3/01/2013	3,624	1,208	39.19	3/01/2023	—		—
	3/01/2014	—	—	—	—	1,285	(4)	65,085
	3/01/2014	—	—	—	—	816	(2)	41,330
	3/01/2015	—	—	—	—	1,215	(2)	61,540
	3/01/2016	—	—	—	—	2,161	(2)	109,455
	3/01/2016	—	—	—	—	1,000	(3)	50,650
	3/01/2016	—	—	—	—	749	(4)	37,937

(1)	Option grants are subject to 25% vesting on each anniversary of the grant date provided the individual is still employed by Huron on the applicable vesting dates.
(2)

Consists of unvested restricted stock as of December 31, 2016 that vests 25% annually over four years from the date of grant provided the individual is still employed by Huron on the applicable vesting dates.

(3)	Consists of unvested restricted stock as of December 31, 2016 that vests 100% after one year from the date of grant provided the individual is still employed by Huron on the applicable vesting date.
(4)

Consists of shares that have been delivered in respect of PSUs for which the performance condition has been satisfied, that are unvested, and only subject to the remainder of the service period. The unvested stock will vest in full on December 31, 2017 provided the individual is still employed by Huron on this date.

2017 PROXY STATEMENT	35

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2016 for each named executive officer.

	Option Exercises		Stock Awards
Name	Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)	Shares Acquired On Vesting (#)(2)	Value Realized On Vesting ($)(3)
James H. Roth	0	0	21,211	980,142
C. Mark Hussey	0	0	8,885	406,252
Diane E. Ratekin	4,706	140,898	3,957	182,373

(1)

The value realized on exercise equals the difference between the option exercise price and the market value of Huron stock on the date of exercise, multiplied by the number of shares exercised. Market value is measured as the closing price of Huron stock on the date of exercise.

(2)	Includes restricted stock that vested in 2016 and performance share units (PSUs) that were allocated on February 23, 2017, the date on which the actual performance results for 2016 were determined.
(3)

The value realized on vesting equals the market value of Huron stock measured as the closing price of the stock on the most recent business day preceding the vesting date multiplied by the number of shares received on vesting.

2016 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the deferred compensation activity for the named executive officers in 2016.

Name	Executive Contributions in 2016 ($)(1)	Company Contributions in 2016 ($)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance as of 12/31/16 ($)(2)
James H. Roth	469,276	—	126,937	—	1,584,644
C. Mark Hussey	63,000	—	88,390	—	842,656
Diane E. Ratekin	—	—	9,579	—	117,278

(1)

Executive contributions include deferral of bonus for 2016, which amounts are also included in the Non-Equity Incentive Plan Compensation column of the 2016 Summary Compensation Table. These bonus amounts will be deposited into the accounts once 2016 bonuses are paid in March 2017.

(2)	The aggregate balance as of December 31, 2016 includes amounts deferred with respect to 2016 compensation that were funded after fiscal year-end.

The Company maintains the DCP, which became effective July 1, 2006. The DCP permits managing directors, corporate vice presidents and named executive officers to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of generally available investment vehicles. Earnings are credited based on earnings of the investment options selected by the participant. Huron does not match any amounts deferred or otherwise contribute to the DCP except to make restoration payments to the accounts of participants who do not receive the maximum eligible 401(k) match as a result of participation in the DCP. Deferral elections for base salary and any guaranteed bonus must be made in the calendar year prior to earning such base salary or within 30 days of becoming eligible for the plan. The Company requires that deferral elections of the annual cash incentive must be made 12 months prior to the end of the applicable performance period. Independent directors may also defer up to 100% of their retainer and meeting fees into the DCP.

Payments from the plan automatically begin upon termination of employment or separation from service as a director. Key employees, including executive officers, must wait six months after termination to receive payment from the plan. Participants may elect payment in a lump sum or annual installments for up to 15 years. Upon proof of financial hardship and approval from the Compensation Committee, a participant may be allowed an early distribution. Participants may also elect to receive payments prior to termination through a scheduled distribution.

36	2017 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Background

We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change of control. After a comprehensive review of the agreements in 2016, the Company entered into Amended and Restated Agreements with each of our NEOs, effective as of January 1, 2017. Specifically, the severance provisions were modified to better align the agreements with current market practices. The provisions in effect on December 31, 2016 and a summary of material changes implemented by the 2017 Senior Management Agreements are detailed below.

Senior Management Agreements

Under the Amended and Restated Senior Management Agreement with Mr. Roth that was in effect during 2016, beginning on July 30, 2012 and on each anniversary thereafter, the agreement would be automatically renewed and extended for an additional year unless Mr. Roth or the Company provided 60 days’ notice to the other that such automatic renewal would cease. The Company entered into an Amended and Restated Senior Management Agreement with Mr. Roth, effective as of January 1, 2017 (the “New Roth Agreement”). The New Roth Agreement covers a term beginning on January 1, 2017, and continues for three years from that date. Following the expiration of that initial three-year term, the New Roth Agreement will be automatically renewed every year, unless Mr. Roth or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The New Roth Agreement may be earlier terminated by Mr. Roth or the Company pursuant to its terms.

Under the Senior Management Agreement with Mr. Hussey that was in effect during 2016, Mr. Hussey’s employment by the Company was at will until such time as either Mr. Hussey or the Company terminated the agreement pursuant to its terms. The Company entered into an Amended and Restated Senior Management Agreement with Mr. Hussey, effective as of January 1, 2017 (the “New Hussey Agreement”). Under the New Hussey Agreement, Mr. Hussey’s employment will continue unless either the Company or Mr. Hussey delivers to the other 60 days’ advance written notice of the cessation of Mr. Hussey’s employment. The New Hussey Agreement may be earlier terminated by Mr. Hussey or the Company pursuant to its terms.

Under the Senior Management Agreement with Ms. Ratekin that was in effect during 2016, Ms. Ratekin’s employment by the Company would be automatically renewed every year unless Ms. Ratekin or the Company provided 60 days’ notice to the other that such automatic renewal shall cease. The Company entered into an Amended and Restated Senior Management Agreement with Ms. Ratekin, effective as of January 1, 2017 (the “New Ratekin Agreement”). Under the New Ratekin Agreement, Ms. Ratekin’s employment will continue unless either the Company or Ms. Ratekin delivers to the other 60 days’ advance written notice of the cessation of Ms. Ratekin’s employment. The New Ratekin Agreement may be earlier terminated by Ms. Ratekin or the Company pursuant to its terms.

Annual Target Bonus

Each calendar year, each of Mr. Roth, Mr. Hussey and Ms. Ratekin will be eligible for an annual target bonus in an amount determined by the Compensation Committee based on each executive’s performance, Company performance and the Company’s compensation policies. Mr. Roth’s annual target bonus will not be less than 110% of his base salary.

Equity Awards

Mr. Roth, Mr. Hussey and Ms. Ratekin will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee and based on performance and the Company’s compensation policies.

2017 PROXY STATEMENT	37

The following table summarizes how unvested equity awards will be addressed in the event of a termination under the Senior Management Agreements that were in effect during 2016.

Event	Restricted Stock and Options	Performance Shares
Normal Vesting	25% annual vesting over 4 years	40% of earned shares vest in 1Q17; 60% subject to 2014-2016 performance (50% vest in 1Q17, 50% in 1Q18).
Voluntary Termination	Forfeit	Forfeit
Termination for “Cause”	Forfeit	Forfeit
Approved Retirement (comply with non-compete provisions)	Subject to non-compete, vesting continues per normal course post-retirement	Earned pro rata based on actual performance. Subject to non-compete, vesting continues per normal course post retirement.
Death or Disability	Full acceleration	Earned pro rata based on actual performance. Vesting accelerated at end of performance period.
Involuntary/Good Reason Termination	Pro rata vesting	Earned pro rata based on actual performance.
Change of Control (“COC”), No Termination	No impact, assumed by acquirer	Performance period ends upon COC. Shares earned equal average of (i) finished performance years and (ii) unfinished performance years assumed at 100% target. Vesting continues per normal course.
Involuntary/Good Reason Termination Post-COC	Full acceleration	Full acceleration

Other Benefits

Mr. Roth, Mr. Hussey and Ms. Ratekin will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.

Restrictive Covenants on Termination

For the applicable restricted period set forth in each executive officer’s Senior Management Agreement, he or she may not directly or indirectly (i) hire any employees of the Company or solicit, induce or encourage any employee of the Company or any client of the Company to leave, alter or cease his or her relationship with it or (ii) provide services that are the same as or similar to those offered by the Company to any client of the Company that he or she obtained as a client for the Company, to whom he or she provided services within the 12 months preceding termination of employment, or to whom he or she submitted a proposal during the six months prior to termination of employment. The restricted period for Mr. Roth is 12 to 24 months (depending on the type of termination) following termination of employment. The restricted period for Mr. Hussey and Ms. Ratekin is 12 months following termination of employment for any reason. In addition, for a period of 12 to 24 months (depending on the type of termination) following the termination of his employment, Mr. Roth may not, directly or indirectly, provide services that are competitive with those of the Company to any person, firm or other business entity. Executives are also subject to a confidentiality and non-disclosure covenant.

Key Definitions

Definition of “Change of Control”

A Change of Control is defined in all three agreements as:

•	any person becomes a beneficial owner of 40% or more of the Company’s outstanding securities;
•

there is a consummation of a merger or consolidation with any person unless (a) the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least 50% of the

38	2017 PROXY STATEMENT

combined voting power of the securities of the Company or such other surviving entity; (b) the merger is a recapitalization in which no person other than existing security holders becomes a beneficial owner representing 50% or more of the Company’s then outstanding securities; or (c) the merger does not represent a sale of all or substantially all of the Company’s assets;

•	the stockholders approve a plan of complete liquidation or dissolution; or
•

there is a disposition or sale of all or substantially all of the Company’s assets other than a sale or disposition in which at least 50% of the combined voting power of the voting securities which are owned by shareholders of Huron.

Definition of “Good Reason”

Under the terms of the Senior Management Agreements that were in effect during 2016, each NEO had a slightly different definition of “Good Reason” as described below.

“Good Reason” was defined in the Roth agreement to mean a resignation following: (i) a change in Mr. Roth’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois; (ii) a material breach of the Roth agreement by the Company; (iii) a material reduction in his base salary; (iv) a material diminishment of his position, title, duties or responsibilities; or (v) the execution of a binding agreement committing the Company to a Change of Control (as defined in the Roth agreement) without also committing legally and announcing publicly that Mr. Roth shall become the Chief Executive Officer of the surviving company. The Roth agreement provided the Company the right to cure prior to a resignation for Good Reason.

“Good Reason” was defined in the Hussey agreement to mean a resignation following: (i) a change in Mr. Hussey’s primary location of employment to a location that is more than 50 miles from Chicago, Illinois; (ii) a failure to comply with any material term of the Hussey agreement by the Company; or (iii) a material reduction in his base salary or benefits coverage, provided that such reduction is without his consent, is not warranted by the Company’s financial condition, and is not a change that applies uniformly to similarly situated Company executives. The Hussey agreement provided the Company the right to cure prior to a resignation for Good Reason.

“Good Reason” was defined in the Ratekin agreement to mean a resignation following a change in Ms. Ratekin’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois. The Ratekin agreement provided the Company the right to cure prior to a resignation for Good Reason.

In the new Senior Management Agreements that were entered into effective January 1, 2017, the definition of “Good Reason” was harmonized across all NEOs and is now defined in all three agreements to mean a resignation following: (i) a change in primary location of employment to a location that is more than 50 miles from Chicago, Illinois; (ii) a failure to comply with any material term of the agreement by the Company or (iii) a material reduction in base salary or benefits coverage, provided that such reduction is without his or her consent, is not warranted by the Company’s financial condition, and is not a change that applies uniformly to similarly situated Company executives. The agreements provide the Company the right to cure prior to a senior executive’s resignation for Good Reason.

Definition of “Good Reason” in Relation to a Change of Control

Under all three agreements, a Change of Control Good Reason occurs if certain adverse changes occur in anticipation of, or within two years following, a Change of Control including:

(a)	any material breach of the Senior Management Agreement by the Company,
(b)	any material adverse change in the executive’s status, responsibilities or position with the Company,
(c)

any material reduction in his or her base salary or target bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company,

(d)

assignment of duties to the executive that are materially inconsistent with his or her position and responsibilities described in the Senior Management Agreement, including, specifically, assignment of a position other than as Chief Executive Officer of the surviving Company in the case of Mr. Roth, or

(e)	requiring the executive to be principally based at any office or location that is greater than 50 miles from Chicago, Illinois.

2017 PROXY STATEMENT	39

Termination without Cause or Resignation for Good Reason

If any of our executives with a Senior Management Agreement is terminated without Cause or resigns for Good Reason, as defined in his or her Senior Management Agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts. In addition, unvested equity will accelerate on a pro rata basis upon termination without Cause or resignation for Good Reason.

The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, except in the case of a Change of Control, as of December 31, 2016 (changes made in 2017 are also included below):

Executive	Severance Benefits
James H. Roth

An amount in cash equal to his then current annual base salary and his then current target bonus (increased in 2017 to two times the sum of his base salary and target bonus); pro rata bonus in the year of termination based on actual results; 12 months’ continuation of medical, dental and vision insurance coverage (increased in 2017 to 24 months); pro rata vesting of all unvested restricted shares and service-based option awards, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

C. Mark Hussey

An amount in cash equal to six months of his then current annual base salary (increased in 2017 to one and a half times the sum of his base salary and his then current target bonus, and a pro rata bonus in the year of termination based on actual results), six months’ continuation of medical insurance (increased in 2017 to 18 months), pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

Diane E. Ratekin

An amount in cash equal to six months of her then current annual base salary (increased in 2017 to the sum of her base salary and her then current target bonus, and pro rata bonus in the year of termination based on actual results), six months’ continuation of medical insurance (increased in 2017 to 12 months), pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

In the event an executive qualifies for an approved retirement and signs a non-compete agreement, he or she would receive continued vesting of his or her stock options and restricted stock. There would be no acceleration, but the equity would continue to vest per the schedule as outlined in the grant agreements.

Termination of Employment Due to Death or Disability

If any of our executives dies or becomes disabled, his or her estate will receive payment of base salary and, in the case of Mr. Roth, pro rata bonus at target through the date of termination (the 2017 Senior Management Agreements provide a pro rata bonus at target for all NEOs). The executive and/or his or her eligible dependents shall receive continuation of medical, dental and vision benefits for, in the case of Mr. Roth, six months or, for all other executives, continuation of medical benefits for three months (the 2017 Senior Management Agreements provide the continuation of benefits for six months for all NEOs). In addition, unvested equity held by the executive will vest on a pro rata basis (the 2017 Senior Management Agreements provide that all outstanding, unvested time-based equity awards will vest and performance shares will vest in accordance with the applicable performance share equity agreement).

Termination of Employment Due to Termination other than for Resignation for Good Reason or Due to Cause

No severance or benefits are paid if an executive officer is terminated for Cause or resigns other than for Good Reason as defined in the executive’s Senior Management Agreement.

40	2017 PROXY STATEMENT

Termination without Cause or Resignation for Good Reason Related to a Change of Control

If any of our executives with a Senior Management Agreement is terminated without Cause or resigns for Good Reason in conjunction with a Change of Control, as defined in his or her Senior Management Agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts.

The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, in the case of a Change of Control, as of December 31, 2016 (changes made in 2017 are also included below):

Executive	Severance Benefits
James H. Roth

An amount in cash equal to two times the sum of his then current annual base salary and his then current target bonus (increased in 2017 to two and a half times his base salary and target bonus), pro rata target bonus in the year of termination, 24 months’ continuation of medical, dental and vision insurance coverage (increased in 2017 to 30 months), and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

C. Mark Hussey

An amount in cash equal to the sum of his then current annual base salary and his then current target bonus (increased in 2017 to two times his base salary and target bonus), pro rata target bonus in the year of termination, 12 months’ continuation of medical insurance (increased in 2017 to 24 months), and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

Diane E. Ratekin

An amount in cash equal to the sum of her then current annual base salary and her then current target bonus (increased in 2017 to one and a half times her base salary and target bonus), pro rata target bonus in the year of termination, 18 months’ continuation of medical insurance (increased from 12 months) and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

Golden Parachute Cutback

All three Senior Management Agreements provide that, if any amount, right or benefit paid or payable to the executive under his or her Senior Management Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to the executive under his or her Senior Management Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

2017 PROXY STATEMENT	41

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The estimated amount payable or provided to each named executive officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2016, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change of control can only be determined at the time the actual triggering event occurs. The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs.

The following table and summary set forth potential payments we would be required to make to our named executive officers upon termination of employment or change of control. The table assumes termination of employment on December 31, 2016 and uses a share price of $50.65, the closing price of our stock on December 30, 2016, the last trading day before our fiscal year-end.

Name	Benefit	Termination without Cause or Resignation for Good Reason ($)	Permanent Disability or Death ($)	Involuntary Termination Following Change of Control ($)
James H. Roth	Salary	900,000	—	1,800,000
	Bonus	990,000	—	1,980,000
	Pro rata bonus (1)	207,900	—	990,000
	Equity acceleration (2)	1,151,563	1,691,254	1,691,254
	Benefits continuation	14,006	7,003	28,012
	Total Value	3,263,469	1,698,257	6,489,266
C. Mark Hussey	Salary	300,000	—	600,000
	Bonus	—	—	600,000
	Pro rata bonus	—	—	600,000
	Equity acceleration (2)	464,261	707,884	707,884
	Benefits continuation	6,544	3,272	13,087
	Total Value	770,805	711,156	2,520,971
Diane E. Ratekin	Salary	200,000	—	400,000
	Bonus	—	—	200,000
	Pro rata bonus	—	—	200,000
	Equity acceleration (2)	234,816	365,997	365,997
	Benefits continuation	6,465	3,232	12,929
	Total Value	441,281	369,229	1,178,926

(1)

Mr. Roth’s pro rata bonus for termination without Cause or resignation for Good Reason is based on actual performance from 2016. See “Compensation Discussion and Analysis” for disclosure regarding amount earned.

(2)

The acceleration of equity varies by grant and type of termination as outlined in the preceding sections. The value shown is equal to the number of accelerated shares multiplied by the closing price on December 30, 2016, the last trading day before our fiscal year-end. These amounts do not reflect the value of stock that continues to vest per the original schedule post termination. In the event an executive qualifies for an approved retirement, they would receive continued vesting of their stock per the schedule as outlined in the grant agreements.

42	2017 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the responsibility of the Audit Committee to review and approve, ratify or disapprove proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements). In addition, it is the policy of management and board members to discuss at a meeting of the board of directors, or the appropriate board committee, those transactions requiring disclosure pursuant to the SEC’s related person disclosure requirements between Huron and a board member or a principal stockholder and members of their immediate families.

In addition, Huron has a Code of Business Conduct and Ethics (the “Code of Conduct”), a copy of which is posted on our web site at www.huronconsultinggroup.com, that applies to directors and employees and their family members. The Code of Conduct, among other things, has a policy governing conflicts of interest generally and, in particular, prohibiting certain business arrangements with the Company and clients of the Company, entering into relationships that may be perceived as impairing the ability of the individual or Huron from performing his or its duties, as the case may be, in an impartial manner, and use of corporate property for improper personal gain. Any exceptions require disclosure and approval by the Chief Compliance Officer and, in the case of officers and directors, by the Audit Committee of the board of directors. The Code of Conduct also prohibits Huron from making any personal loans or guaranteeing any personal obligations of board members and executive officers.

2017 PROXY STATEMENT	43

PROPOSAL 2

APPROVAL OF THE HURON CONSULTING GROUP INC. AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

Background and Reasons for Amending and Restating the Plan

The board of directors believes that the continued growth and profitability of the Company depend on our ability to attract and retain highly qualified employees. Our 2012 Omnibus Incentive Plan (the “Plan”) was approved by stockholders at our 2012 annual meeting and authorized for issuance up to 1,398,204 shares of our common stock for stock-based incentive compensation to eligible employees, non-employee directors and independent contractors. At our 2014 annual meeting, stockholders approved and authorized an additional 850,000 shares of common stock for issuance under the Plan. As of March 2, 2017, we had issued 1,012,589 shares of common stock under the Plan that are no longer subject to outstanding awards, 656,045 shares of common stock that are subject to unexercised options or unvested restricted stock awards and up to 199,186 shares that may be issued pursuant to outstanding performance share awards, leaving 606,660 shares of common stock available for grant. In addition, we have 157,680 shares of common stock that are subject to unexercised options under the 2004 Omnibus Stock Plan. The weighted average exercise price and remaining contractual life of the 194,297 total stock options outstanding from all plans were $29.06 and four years, respectively. The total number of unvested restricted stock awards and performance share awards outstanding from all plans was 818,614. See the summary table below.

As of March 2, 2017:
Stock options outstanding	194,297
Weighted average exercise price of stock options outstanding	$29.06
Weighted average remaining contractual life of stock options outstanding	4 years
Shares subject to outstanding restricted stock and other full value awards (unvested and unearned)	818,614
Shares remaining for grant under the existing 2012 Omnibus Incentive Plan	606,660

In order to increase the number of shares of common stock available as equity compensation to our employees, non-employee directors, and independent contractors and those of our subsidiaries, our board of directors has approved an amendment and restatement of the Plan (the “Restated Plan”) to increase the number of shares available for grant thereunder by 804,000 shares of common stock, subject to stockholder approval. We believe the additional shares authorized under the Restated Plan will enable us to offer competitive compensation packages that reward performance while also creating a compelling reason to remain at Huron and deliver results that benefit all constituents. We annually grant a sizeable portion of equity to our managing directors. (An average of 79% of total equity granted in the last three years was awarded to our managing directors; by contrast, approximately 11% of total equity granted in the last three years was awarded to our NEOs with the remaining 10% awarded to our directors and other employees.) As a professional services firm, we recognize that our managing directors are key to growing our business, generating revenue, enhancing our market reputation, and developing our people. As such, they are critical to the overall success of Huron. We use stock as both a retention tool and an incentive to encourage behaviors that will benefit our shareholders and the Company. Approximately 50% of the annual bonus compensation of our Practice Leaders and client-facing managing directors consists of restricted stock that vests over four years and is awarded based on prior year performance. We believe the amount of equity provided below the NEO level aligns the interests of our individual practices with the Company as a whole and significantly differentiates Huron’s compensation program from our competitors’ programs. Our ability to offer equity as a long-term component of compensation also helps us recruit talent that is critical for Huron’s continued growth. We believe that our ability to offer long-term equity incentives encourages a balanced focus on short-term goals, long-term goals and performance that cannot be as effectively achieved with cash awards alone.

44	2017 PROXY STATEMENT

In addition to increasing the number of shares available for equity-based long-term incentive awards, the Restated Plan includes a number of enhancements to the terms of the current Plan, as described in more detail below under “Material Features of the Restated Plan.” The more significant changes include the following:

•	The Restated Plan prohibits dividend payments on stock options and SARs, and requires dividends and dividend equivalents (if any) on unvested awards to be held until the underlying award is vested;
•	The Restated Plan adds a minimum one-year vesting requirement to all equity awards with a limited carve out of 5% of the total pool to allow for exceptions, as necessary;
•	The Restated Plan limits the ability of shares withheld for taxes or exercise price of an award to be returned to the Plan to be made available for future grants; and
•	The Restated Plan provides a limit on awards to non-employee directors for any calendar year (along with cash retainer and meeting fees).

To enable the Company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the material terms of the performance goals under which compensation may be awarded under the Restated Plan must be periodically resubmitted to, and reapproved by, our stockholders. Stockholder approval of the Restated Plan will constitute approval for purposes of Section 162(m) and will allow us to grant cash and equity-based compensation that is exempt from the $1 million limit on tax-deductible compensation.

Approval Required

The approval of the Restated Plan requires the affirmative vote of the holders of a majority of the total shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to approval of the proposal and will not be counted as votes for or against the proposal and will therefore have no effect on the outcome of the proposal. Executed proxies will be voted “FOR” the approval of the proposal, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2012 OMNIBUS INCENTIVE PLAN.

Description of the Restated Plan

The summary of the Restated Plan set forth below is qualified in its entirety by the full text of the proposed Restated Plan. A copy of the Restated Plan is attached as Appendix A to this Proxy Statement.

There are several types of awards that may be granted under the Restated Plan:

•	stock options (including both incentive stock options (“ISOs”), within the meaning of Section 422 of the Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs);
•	SARs;
•

full value awards, which means a grant of one or more shares of common stock or a right to receive one or more shares of common stock, subject to one or more of the conditions, restrictions and contingencies determined at the time of the award; and

•	cash incentive awards.

If this proposal is approved by stockholders, there would be approximately 1,410,660 shares available for issuance under the Restated Plan as of May 1, 2017.

Shares subject to an award under the Restated Plan that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of the award without having been exercised or settled will again become available for award under the Restated Plan. In addition, to the extent an award under the Restated Plan is paid or settled in cash, the number of shares of common stock with respect to which such payment or settlement is made shall again be available for grants of awards pursuant to the Restated Plan. Any shares subject to an award under the Restated Plan that are retained by us as payment of the exercise price of an option or to satisfy (A) all tax withholding obligations with respect to a stock option or stock appreciation right, or (B) tax withholding obligations in excess of the minimum required withholding amount with respect to a full value award; and any shares purchased by us using stock option exercise proceeds, will not again be made available

2017 PROXY STATEMENT	45

for future grants under the Restated Plan. Further, for stock-settled stock appreciation rights (to the extent they are utilized in the future), the shares subject to the award shall be counted against the plan reserve, regardless of the number of shares issued.

In addition, if a corporation acquired by (or combined with) Huron or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Restated Plan and will not reduce the shares authorized for grant under the Restated Plan. Any such awards may not, however, be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors of Huron or any subsidiary prior to such acquisition or combination. Notwithstanding the foregoing, such shares may not increase the number of shares available for awards of incentive stock options unless such additional share limit is approved by the shareholders in accordance with Section 422 of the Code.

The Restated Plan will be administered by the Compensation Committee. Our executive officers and Huron’s other officers, employees numbering approximately 3,000 in total, and outside directors as of March 1, 2017, will be eligible to receive awards under the Restated Plan at the discretion of the Compensation Committee. The Compensation Committee has the authority to administer the Restated Plan and to exercise all of the powers and authorities specifically granted to it under the Restated Plan as necessary or advisable in the administration of the Restated Plan, including the authority to:

•	grant awards;
•	determine the individuals to whom, and the time or times at which, awards will be granted;
•

determine the type and number of awards to be granted, the number of shares of common stock or cash or other property to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award;

•	determine whether, to what extent and under what circumstances an award may be settled, cancelled, forfeited, exchanged or surrendered;
•	conclusively interpret the Restated Plan and all awards;
•	prescribe, amend and rescind rules and regulations relating to the Restated Plan;
•	determine the terms and provisions of any award agreements; and
•	make all other determinations deemed necessary or advisable for the operation and administration of the Restated Plan.

Subject to the provisions of the Restated Plan, the Compensation Committee may:

•	accelerate the date on which any ISO, NQSO or SAR becomes exercisable;
•

waive or amend the operation of the Restated Plan provisions respecting exercise of an option or a SAR after termination of employment to a period no longer than 10 years from the date of grant of the award;

•	accelerate the vesting date, or waive any condition imposed by the Restated Plan, with respect to any full value award; and
•	otherwise adjust any of the terms applicable to any award in a manner consistent with the terms of the Restated Plan.

The Compensation Committee may delegate some of its authority under the Restated Plan to one or more of our officers, to act on behalf of the Compensation Committee with respect to any matter that is the responsibility of the Compensation Committee, as described above, and to approve awards for certain other employees.

Our board of directors may suspend or terminate the Restated Plan or revise or amend it in any respect, subject to stockholder approval where required to satisfy legal or applicable stock exchange requirements. No amendment may be made without the approval of our stockholders if such amendment would:

46	2017 PROXY STATEMENT

•	materially increase the benefits accruing to a participant under the Restated Plan;
•	increase the aggregate number of shares of common stock that may be issued under the Restated Plan;
•	modify the requirements as to eligibility to participate in the Restated Plan; or
•	result in the repricing or buy-back of options where the exercise price of the option is greater than the then current fair market value of a share of common stock (that is, if it is “underwater”).

The Restated Plan will terminate no later than May 1, 2027. Awards granted before the termination of the Restated Plan may extend beyond that date in accordance with their terms.

Notwithstanding the provisions of the Restated Plan, the Compensation Committee may grant awards to persons who are foreign nationals on such terms and conditions different from those specified in the Restated Plan as may be necessary or desirable to foster and promote achievement of the purposes of the Restated Plan, subject in any specific case to applicable requirements, such as stockholder approval. Specifically, the Compensation Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Huron operates or has employees.

Except for adjustments pursuant to the Restated Plan or reductions of the exercise price approved by stockholders, the exercise price of any outstanding option or SAR may not be decreased after the date of grant, nor may an outstanding option or SAR granted under the Restated Plan be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price. Except as approved by the Company’s stockholders, in no event may any option or SAR be surrendered to the Company in consideration for a cash payment if, at the time of the surrender, the option or SAR is underwater. Finally, no repricing of an option may be made without the approval of the Company’s stockholders if approval is required under the rules of any stock exchange on which the Company’s common stock is listed.

Vesting terms of any award will be specified at the time an award is made, although vesting of an award will be accelerated if a participant’s employment is terminated by Huron or its successor for reasons other than cause within 12 months of a change of control or if the Restated Plan is terminated within 12 months of a change of control without provision for the continuation of outstanding awards. In addition, if a participant is terminated for cause, all of that person’s outstanding unexercised awards will expire on the date prior to the termination. Except for awards that do not exceed 5% of the total number of shares reserved for issuance under the Restated Plan, in no event will the required period of service for full vesting be less than one year (subject, to the extent provided by the Compensation Committee, to acceleration of vesting in the event of a participant’s death, disability, or change of control).

Under the Restated Plan, the maximum number of shares of stock that may be granted to any participant during any calendar year period with respect to full value awards that are intended to be performance-based compensation shall not exceed 500,000 shares in the aggregate (subject to equitable adjustment as provided). The maximum number of shares of stock to which ISOs relate that may be granted to any participant under the Restated Plan is 325,000 (subject to equitable adjustment as provided). In addition, the maximum amount payable to any person for any 12-month performance period with respect to a cash incentive award that is intended to be performance-based compensation, which we discuss in further detail in the next subsection, is $10,000,000. Finally, for any participant who is an outside director, the aggregate grant date fair value of awards granted to such individual during any calendar year, along with any regular cash retainer or meeting fees paid to such participant during such calendar year, will not exceed $1,500,000.

Performance Criteria

The Restated Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that we may take for compensation of our Chief Executive Officer, and the next three most highly compensated named executive officers (other than the Chief Financial Officer). Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. The exercisability or payment of awards that are intended to qualify as performance-based compensation may be based upon one or more of the following business criteria as established by the Compensation Committee:

2017 PROXY STATEMENT	47

•	return on total stockholder equity;
•	earnings or book value per share of Company common stock (“EPS”);
•	adjusted EPS;
•	net income (before or after taxes);
•	earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue;
•	adjusted EBITDA measured as a dollar amount or a percentage of revenue;
•	return on assets, capital or investment;
•	market share;
•	market capitalization;
•	cost reduction goals;
•	levels of expense, costs or liabilities;
•	department, division or business unit level performance;
•	operating income;
•	sales or revenues;
•	stock price appreciation;
•	total stockholder return (TSR);
•	implementation or completion of critical projects or processes;
•	days sales outstanding (DSO);
•	financial coverage ratios;
•	other non-GAAP financial measures; and
•	any combination of the foregoing.

These business criteria may be applied to results including or excluding discontinued operations, expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate of the Company, or a department, division or strategic business unit of the Company and/or one or more affiliates of the Company. The business criteria also may be applied to the performance of the Company and/or one or more affiliates of the Company relative to a market index, a group of other companies or a combination thereof, as determined by the Compensation Committee. The business criteria may be subject to:

•	a threshold level of performance below which no payment will be made (or no vesting will occur);
•	levels of performance at which specified payments will be made (or specified vesting will occur); and
•	a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Each of the business criteria will be determined, where applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. The Compensation Committee has the authority to make equitable adjustments to the business criteria in recognition of:

•	special, unusual or non-recurring events affecting the Company or any of its affiliates or the financial statements of the Company or any of its affiliates;
•	changes in applicable laws or regulations;
•

gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles;

•	asset write-downs;
•	litigation, claim judgments, settlements or restatement related expenses;
•	accruals for reorganization and restructuring programs;
•	acquisitions or divestitures (including expenses related thereto);
•	foreign exchange gains and losses;
•	non-cash interest; and
•	an event either not directly related to the operations of the Company or not within reasonable control of the Company’s management.

To the extent that the foregoing inclusions or exclusions affect awards to covered employees under Section 162(m) of the Code which are intended to qualify as “performance-based compensation” within the meaning of said Section and regulations thereunder, such adjustments will be prescribed in a form that meets the requirements of said Section. However, unless the Compensation Committee determines otherwise before the end of the applicable time for establishing business criteria for an award, to the extent any such item affects any

48	2017 PROXY STATEMENT

business criteria applicable to an award, then such item will be automatically excluded or included in determining the extent to which the business criteria has been achieved, whichever will produce the higher award (subject to any exercise of “negative discretion” by the Compensation Committee).

Tax Consequences

The following provides only a general description of the application of U.S. federal income tax laws to certain awards under the Restated Plan. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Restated Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Restated Plan (such as payment of the exercise price of an option by surrender of previously acquired shares of common stock). This summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

We generally will be entitled to withhold any required taxes in connection with the exercise or payment of any award, and may require the participant to pay such taxes as a condition to the exercise or payment of an award. ISOs may only be granted to our employees and employees of certain of our subsidiaries.

Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

Generally, a participant is not taxed on the grant of an ISO and is not taxed on the exercise of an ISO, except as described in the next sentence and provided that the participant has been an employee of the Company and its subsidiaries (determined in accordance with Internal Revenue Code rules) from the date the ISO was granted until three months before the date of exercise. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant recognizes capital gain (or loss, as applicable), if any, upon a subsequent disposition of such shares. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-year and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize long-term or short-term capital gain (as applicable) equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of an ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received.

We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

A recipient generally will not realize any taxable income upon the grant of an NQSO. Upon exercise of an NQSO, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the stock option exercise price. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of shares acquired upon exercise of an NQSO, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise.

2017 PROXY STATEMENT	49

SARs. A participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by the participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Full Value Awards. If a restriction on transferability and substantial risk of forfeiture applies to shares of common stock or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares of common stock or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of shares of common stock on which he or she previously paid tax.

If no substantial risk of forfeiture applies to property distributed to a participant, the participant generally must recognize ordinary income equal to the fair market value of shares of common stock actually received.

If an award does not consist of property (such as stock units), the participant generally must recognize ordinary income for U.S. income tax purposes when the award is paid in an amount equal to the amount payable or, if the award is settled in shares of common stock, the fair market value on the date of distribution, and we would normally be entitled to a corresponding deduction.

As discussed above, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company paying it. Generally, options and SARs granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant, and performance awards to employees that the Compensation Committee designates as “performance-based compensation” and that otherwise satisfy the requirements of Section 162(m) will be considered performance-based compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Restated Plan will be fully deductible under all circumstances. In addition, other awards under the Restated Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify. Thus, compensation paid to certain named executive officers in connection with such awards may, to the extent it and other compensation that is subject to the deductibility cap under Section 162(m) exceeds $1 million in a given year, not be deductible by us as a result of Section 162(m) of the Code.

50	2017 PROXY STATEMENT

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the SEC, Huron annually is asking its stockholders to indicate their support for our named executive officer compensation, which includes the compensation discussion and analysis, the compensation tables and the related narrative disclosures, all as described in the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”

The vote solicited by this proposal, commonly known as “Say on Pay,” is advisory in nature and will not be binding on the board of directors, the Compensation Committee or Huron. However, the board of directors and the Compensation Committee value the opinions of our stockholders, will review the voting results and, to the extent determined appropriate, take into account the outcome of the vote during future deliberations on executive compensation arrangements. At the 2016 Annual Meeting of Stockholders, in excess of 99% of the votes cast on this proposal voted to support Huron’s named executive officer compensation.

Huron believes that its executive compensation program is structured to support Huron and its business objectives. This vote is not intended to address any one specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The affirmative vote of the holders of a majority of the total shares of common stock, present in person or represented by proxy and entitled to vote on the proposal, is required to approve the advisory vote on the compensation arrangements of our named executive officers. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to the proposal and will not be counted as votes for or against the proposal and will therefore have no effect on the outcome of the proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the approval of the advisory vote on the compensation arrangements of our named executive officers, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

2017 PROXY STATEMENT	51

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

Huron also is required by the Dodd-Frank Act and the SEC to provide its stockholders, at least once every six years, with a separate non-binding advisory vote on the frequency of the “Say on Pay” vote. Stockholders may indicate their preference to vote on named executive officer compensation annually, every two years, or every three years, or they may abstain from making any election.

The resolution by the stockholders on frequency is distinct from the advisory vote on the compensation of our named executive officers. This proposal deals solely with the issue of how often a “Say on Pay” proposal should be presented to our stockholders.

In 2011, the board of directors determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Huron. The board of directors continues to believe that having an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussion with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

We understand that our stockholders may have different views as to what is the best approach for Huron, and we look forward to hearing from our stockholders on this matter.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote recommended by stockholders. Therefore, abstentions and broker non-votes will have no impact on the frequency of the advisory vote recommended by stockholders. Although the vote is non-binding, the Compensation Committee and the board of directors value the opinions of stockholders and will consider the outcome of the vote on this proposal when determining the frequency of when it will submit to stockholders a vote on executive compensation. However, because this vote is advisory and non-binding on the board of directors in any way, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency recommended by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” A FREQUENCY OF ONE YEAR FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

52	2017 PROXY STATEMENT

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”), which has been the independent registered public accounting firm for the Company since its inception, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2017. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of PwC as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification and will therefore have no effect on the outcome of this proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Representatives of PwC are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees for other services rendered by PwC during those periods:

	2016	2015
	(in thousands)
Audit Fees	$1,393	$1,680
Audit-Related Fees	419	10
Tax Fees	33	31
All Other Fees	2	4
Total	$1,847	$1,725

Audit Fees—all services, including tax services and accounting consultation, necessary to perform an audit of the consolidated financial statements of Huron; services in connection with statutory and regulatory filings or engagements, comfort letters, statutory audits, attest services and consents; and assistance with and review of documents filed with the SEC.

Audit-Related Fees—due diligence related to mergers and acquisitions; internal control reviews; attest services that are not required by statute or regulations; and consultation concerning financial accounting and reporting standards.

Tax Fees—tax compliance (review of original and amended tax returns, claims for refund and tax payment-planning services); tax planning; and other tax advice (assistance with tax audits and appeals, tax advice related to structural matters, and requests for rulings or technical advice from taxing authorities).

All Other Fees—any other work that is not audit, audit-related or a tax service.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal 2016 and 2015 were compatible.

2017 PROXY STATEMENT	53

POLICY ON AUDIT COMMITTEE PREAPPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding preapproval of all audit and non-audit services provided by the independent registered public accounting firm.

The Audit Committee, on a periodic basis, determines certain services that have the general preapproval of the Committee. The Audit Committee must separately preapprove any services not receiving such general preapproval. Requests for such approval must be submitted by both the independent registered public accounting firm and the CFO and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. No services are undertaken that are not preapproved. The Audit Committee will establish preapproved fee levels for all services to be provided by the independent registered public accounting firm. On a periodic basis, the CFO and the independent registered public accounting firm report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the board of directors in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for Huron Consulting Group Inc. and subsidiaries (“Huron”) in accordance with the duties and responsibilities outlined in the Audit Committee charter.

Huron’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Huron’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Huron’s financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee, with the assistance and support of the Huron finance department and management of Huron, has fulfilled its objectives, duties and responsibilities as stipulated in the Audit Committee charter and has provided adequate and appropriate independent oversight and monitoring of Huron’s systems of internal control for the fiscal year ended December 31, 2016.

These activities included, but were not limited to, the following during the fiscal year ended December 31, 2016:

•	Discussed with Huron’s internal auditors their continuing work in support of examination of internal controls and financial compliance controls.
•

Reviewed and discussed with management and PwC the audited financial statements and the quarterly financial statements for the year ended December 31, 2016. Management has the primary responsibility for such financial statements.

•	Discussed with PwC the matters requiring discussion under current auditing standards.
•

Received the written disclosures and the letter from PwC in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Huron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

H. Eugene Lockhart, Chairman

John McCartney

John S. Moody

54	2017 PROXY STATEMENT

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s proxy statement relating to its next annual meeting, stockholder proposals must be received no later than November 27, 2017 by the Corporate Secretary at the Company’s principal executive offices. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the Corporate Secretary no earlier than January 5, 2018 and no later than February 4, 2018. Notice of stockholder proposals must contain the information required by the Company’s bylaws. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business that persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer discretionary authority on the board of directors to vote on any other matter proposed by stockholders in accordance with their best judgment. Votes against proposals or abstentions from voting on proposals will not be used to adjourn or postpone the Annual Meeting of Stockholders.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Diane E. Ratekin Executive Vice President, General Counsel and Corporate Secretary

Chicago, Illinois

March 27, 2017

2017 PROXY STATEMENT	55

APPENDIX A

HURON CONSULTING GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective May 1, 2017)

1.

History and Purpose. Huron Consulting Group Inc., a Delaware corporation (“Huron”), previously established the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended from time to time (the “Plan”) to attract and retain employees, non-employee directors and independent contractors providing services to Huron and/or the Affiliates (defined below), to motivate Participants (defined below) to achieve long-term goals of Huron and the Affiliates, to provide incentive compensation opportunities that are competitive with those of other corporations, and to further align Participants’ interests with those of Huron’s stockholders, and thereby to promote the long-term financial interest of Huron and the Affiliates, including growth in value of Huron’s equity and enhancement of long-term stockholder value. The Plan has been previously amended, and the following provisions constitute an amendment, restatement, and continuation of the Plan effective May 1, 2017.

2.	Definitions. As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Administrative Actions” shall have the meaning set forth in Section 5(d).

(b)

“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which (i) Huron, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of Huron.

(c)	“Agreement” shall mean an agreement between Huron and a Participant evidencing an Award or a notice of an Award, in a form approved by the Committee.

(d)

“Alternative Agreement” shall mean, with respect to any Participant, an employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with Huron or an Affiliate.

(e)	“Award” shall mean any award described in Section 7 or 8 of the Plan.

(f)	“Board of Directors” shall mean the Board of Directors of Huron.

(g)

“Business Criteria” shall mean (i) return on total stockholder equity; (ii) earnings or book value per share of Common Stock (“EPS”); (iii) adjusted EPS; (iv) net income (before or after taxes); (v) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue; (vi) return on assets, capital or investment; (vii) market share; (viii) market capitalization; (ix) cost reduction goals; (x) levels of expense, costs or liabilities; (xi) department, division or business unit level performance; (xii) operating income; (xiii) sales or revenues; (xiv) stock price appreciation; (xv) total stockholder return (TSR); (xvi) implementation or completion of critical projects or processes; (xvii) adjusted EBITDA; (xviii) days sales outstanding (DSO); (xix) financial coverage ratios; (xx) other non-GAAP financial measures, or (xxi) any combination of the foregoing.

Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of Huron, an Affiliate, or a department, division or strategic business unit of Huron and/or one or more Affiliates, or may be applied to the performance of Huron and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria applicable to any Award in recognition of (1) special, unusual or non-recurring events affecting Huron or any Affiliate or the financial statements of Huron or any Affiliate; (2) changes in applicable laws or regulations (including tax laws, accounting principles or other laws or provisions affecting reported results); (3) gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; (4) asset write-downs or impairments; (5) litigation, claim judgments, settlements or restatement related expenses; (6) accruals for reorganization and restructuring programs; (7) acquisitions or divestitures (including expenses related thereto), (8) foreign exchange gains and losses; (9) non-cash interest; and (10) an event either not directly related to the operations of Huron or not within the reasonable control of Huron’s management. To the extent that such inclusions or exclusions affect Awards to Covered Employees which are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m) of the Code. However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to the end of the applicable time for establishing Business Criteria for an Award, to the extent any such item affects any Business Criteria applicable to an Award, then such shall be automatically excluded or included in determining the extent to which the Business Criteria has been achieved, whichever will produce the higher Award (subject to any exercise of “negative discretion” by the Committee).

(h)

“Cash Incentive Award” shall mean the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives or other conditions over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions, and contingencies, as determined by the Committee, including provisions relating to deferred payment.

(i)

“Cause” shall mean, unless otherwise defined in a Participant’s Agreement or an Alternative Agreement, any of the following actions or failures by the Participant, as determined in the reasonable judgment of Huron: (i) engaging in conduct that violates written policies of Huron or any Affiliate; (ii) failure to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity); (iii) failure to carry out the reasonable directions of Huron or any Affiliate, issued through Huron’s Chief Executive Officer, the Board of Directors, other appropriate senior employee responsible for the Participant’s business unit or area, the Participant’s supervisor, or the person to whom the Participant reports; (iv) embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to Huron or any Affiliate; (v) an act or omission that could adversely and materially affect the business or reputation of Huron or any Affiliate or involves moral turpitude; or (vi) a breach of a material provision of this Plan, the Agreement evidencing an Award or an Alternate Agreement.

(j)	“Change of Control” shall mean the first to occur of the following events:

(i)

any Person becomes the Beneficial Owner, directly or indirectly, of Common Stock or voting securities of Huron (not including in the amounts beneficially owned by such Person any Common Stock or voting securities acquired directly from Huron or the Affiliates) representing 40% or more of the combined voting power of Huron’s then outstanding securities;

(ii)

there is consummated a merger or consolidation of Huron or any direct or indirect subsidiary of Huron with any Person, other than (A) a merger or consolidation which would result in the voting securities of Huron outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Huron or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (B) a merger or consolidation effected to implement a recapitalization of Huron (or similar transaction) in which no Person other than existing security holders is or becomes the Beneficial Owner, directly or indirectly, of securities of Huron (not including in the amount Beneficially Owned by such Person any Common Stock or voting securities acquired directly from Huron or any Affiliate) representing 50% or more of the combined voting power of Huron’s then outstanding securities; or (C) a merger or consolidation of a subsidiary of Huron that does not represent a sale of all or substantially all of the assets of Huron;

(iii)

the stockholders of Huron approve a plan of complete liquidation or dissolution of Huron (except for a plan of liquidation or dissolution effected to implement a recapitalization of Huron addressed in paragraph (ii) above); or

(iv)

there is consummated an agreement for the sale or disposition of all or substantially all of the assets of Huron to a Person, other than a sale or disposition by Huron of all or substantially all of the assets of Huron to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Huron.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of Huron immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Huron immediately following such transaction or series of transactions.

For purposes of this Change of Control definition, (I) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (II) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) Huron or any of Huron’s direct or indirect subsidiaries; (x) a trustee or other fiduciary holding securities under an employee benefit plan of Huron or any of the Affiliates; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of Huron in substantially the same proportions as their ownership of stock of Huron; and (III) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(k)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(l)

“Committee” shall mean a committee of the Board of Directors consisting of two or more persons each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, and an “independent director” within the meaning of the NASD Rule 4350(c)(1).

(m)	“Common Stock” shall mean the common stock of Huron, par value $.01 per share.

(n)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(o)	“Disabled” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(p)	“Effective Date” shall have the meaning set forth in Section 3.

(q)

“Eligible Individuals” shall mean employees of Huron or any of the Affiliates (including officers, whether or not they are directors of Huron or any Affiliate), independent contractors providing services to Huron or any Affiliate and non-employee directors of Huron or any Affiliate.

(r)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s)	“Exercise Price” shall have the meaning set forth in Section 7(c).

(t)	“Fair Market Value” of a share of Common Stock as of any date shall mean the value determined in accordance with the following rules:

(i)

If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on such date, on the last preceding date on which a sale was so reported.

(ii)

If the Common Stock is not at the time listed or admitted to trading on a stock exchange but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on such date or, if no bid and asked prices for Common Stock are reported on such date, on the most recent day immediately prior thereto on which bid and asked prices were so reported.

(iii)

If the Common Stock is not listed or admitted to trading on any stock exchange and if prices are not regularly reported for the Common Stock as described in paragraph (ii), the Fair Market Value shall be as determined by the Committee in good faith in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.

(iv)

For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a broker-assisted cashless exercise program, Fair Market Value shall be the price at which such shares are sold.

(u)

“Full Value Award” shall mean an Award that is granted pursuant to Section 8 hereof and that is the grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future, which grant may be subject to one or more of the following, as determined by the Committee:

(i)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(ii)	The grant may be contingent on the achievement of performance or other objectives during a specified period.

(iii)

The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions, and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement and purchase in the open market (including with a Participant’s own funds); provided, however, that dividends may be accrued but shall not be paid unless and until the Participant has vested in the underlying Award. Full Value Awards may include, but are not limited to, restricted stock, stock units, performance stock units, and bonus stock.

(v)	“Huron” shall have the meaning set forth in Section 1.

(w)

“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(x)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(y)	“Option” shall mean an Award that is granted pursuant to Section 7 hereof that entitles a Participant to purchase shares of Common Stock at the applicable Exercise Price established by the Committee.

(z)	“Participant” shall mean an Eligible Individual to whom an Award is granted pursuant to the Plan.

(aa)	“Performance-Based Compensation” shall have the meaning set forth in Section 9.

(bb)	“Plan” shall have the meaning set forth in Section 1.

(cc)

“Retirement” shall mean the voluntary termination with Huron and the Affiliates of a Participant who is in the position of corporate vice president, managing director or executive officer and (i) such termination occurs on or after the date on which he or she has attained age 62 and completed at least seven years of employment with Huron and (ii) in conjunction with such termination such Participant has executed a non-competition and non-solicitation agreement provided by Huron. A Participant’s termination of employment shall not be considered to be on account of Retirement if the employment is terminated by Huron or any Affiliate for any reason.

(dd)

“Stock Appreciation Right” shall mean an Award is granted pursuant to Section 7 hereof that entitles a Participant to receive, upon exercise of the Award, an amount of cash or shares of Common Stock (as determined in accordance with the terms of the Plan and the Award) having a value equal to the excess of: (i) the value, determined at the time of exercise, of a specified number of shares of Common Stock; over (ii) the applicable Exercise Price.

(ee)	“Subsidiary” shall mean a “subsidiary corporation” of Huron within the meaning of Section 424(f) of the Code.

3.

Effective Date and Duration of Plan. The Plan, as amended and restated, will be effective May 1, 2017 (the “Effective Date”), subject to approval by Huron’s stockholders. The Plan shall be unlimited in duration; however, in the event of Plan termination, the Plan shall remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested. No new Awards will be made under the Plan on or after the tenth anniversary of the Effective Date or, if earlier, on or after termination of the Plan.

4.	Shares Reserved and Other Limitations.

(a)

Source of Shares. Shares of Common Stock reserved for issuance under the Plan may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in Huron’s treasury, including shares purchased in the open market or in private transactions.

(b)

Shares Available for Awards. Subject to the terms and conditions of the Plan, the number of shares of Common Stock reserved for issuance under the Plan shall be 3,052,204 shares (comprised of: (i) the 1,398,204 shares of Common Stock authorized under the Plan as originally adopted, (ii) an additional 850,000 shares of Common Stock authorized in the amendment and restatement of the Plan effective May 2, 2014, and (iii) an additional 804,000 shares of Common Stock authorized in this amendment and restatement of the Plan), subject to adjustment as provided herein.

Additionally, in the event that a corporation acquired by (or combined with) Huron or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of Huron or any subsidiary prior to such acquisition or combination. Notwithstanding the foregoing, such shares shall not increase the number of shares available for Awards of Incentive Stock Options unless such additional share limit is approved by the stockholders in accordance with Section 422 of the Code.

(c)	Individual Limitations on Awards.

(i)

The maximum number of shares of Common Stock that may be granted to any Participant during any calendar-year period with respect to Full Value Awards that are intended to be Performance-Based Compensation shall not exceed 500,000 shares in the aggregate (subject to adjustment as provided herein).

(1)

If Awards are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares into cash.

(2)

If delivery of shares of Common Stock or cash is deferred until after shares of Common Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(ii)

For any participant who is an outside director of Huron, the aggregate grant date fair value of Awards granted to such individual during any calendar year, along with any regular cash retainer or meeting fees paid to such participant during such calendar year shall not exceed $1,500,000; provided, however, that if an individual employee becomes an outside director (or vice versa) during a calendar year, the limit in this sentence shall not apply to Awards granted to the individual in the individual’s capacity as an employee.

(d)

Limits on Incentive Stock Options. The maximum number of shares of Common Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).

(e)

Individual Limitations on Cash Incentive Awards. The maximum amount payable to any Participant for any 12-month performance period with respect to a Cash Incentive Award granted under the Plan that is intended to be Performance-Based Compensation shall be $10,000,000 (prorated for performance periods that are greater or lesser than 12 months). For purposes of this Section 4(e):

(i)

If the Award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares.

(ii)

If delivery of shares of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)

Adjustments for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; (iv) the limitations set forth in Sections 4(b), 4(c), 4(d), and 4(e) (provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code and any regulations thereunder and provided further that, to the extent applicable, such adjustment shall comply with Section 409A of the Code); and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (2) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or Stock Appreciation Right, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or Stock Appreciation Right at the time of the transaction over the Exercise Price).

(g)	Reuse of Shares. Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of Common Stock shall again become available for Awards:

(i)	any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of such Award without having been exercised or settled; and

(ii)	to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made.

The following shares of Common Stock shall not again be made available for grants pursuant to the Plan:

(x)	any shares subject to an Award that are retained as payment of the exercise price of an Option;

(y)

any shares retained to satisfy: (A) all tax withholding obligations with respect to an Option or Stock Appreciation Right, or (B) tax withholding obligations in excess of the minimum required withholding amount with respect to a Full Value Award; and

(z)	any shares repurchased by Huron using stock option exercise proceeds.

For stock-settled Stock Appreciation Rights, the shares subject to the Award shall be counted against the Plan reserve, regardless of the number of shares issued.

(h)

Special Vesting Rules for All Awards. Except for Awards (when aggregated with all other Awards under the Plan) which do not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Plan in the aggregate, in no event shall the required period of service for full vesting be less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, Disability, or Change of Control).

(i)	Dividends. Dividends may be accrued but shall not be paid with respect to any Award unless and until the Participant has vested in the underlying Award.

5.	Administration of the Plan.

(a)

General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (i) grant Awards; (ii) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (iii) determine the type and number of Awards to be granted; the number of shares of Common Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) conclusively construe and interpret the Plan and all Awards; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of Agreements; and (viii) make all other determinations deemed necessary or advisable for the operation and administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan (but subject to the terms and conditions of the Plan), (w) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (x) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (y) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Full Value Award; and (z) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

(b)	Decisions Binding. Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on all persons.

(c)

Delegation. Except to the extent prohibited by the applicable rules of any stock exchange or applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of Huron or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d)

Indemnification. No member of the Committee (or an authorized delegate of the Committee), and no officer of Huron or any of the Affiliates, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of Huron or any Affiliate in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law (the “Administrative Actions”). Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board of Directors or officers of Huron or an Affiliate, any individual serving as a Committee member (and any authorized delegate) shall be indemnified and held harmless by Huron to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

6.

Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed between Huron and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by Huron or any of the Affiliates. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

7.	Options and Stock Appreciation Rights.

(a)	Grant of Awards. The Committee may grant Options and/or Stock Appreciation Rights to Eligible Individuals, subject to the terms and conditions of the Plan.

(b)	Identification of Options. Each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(c)

Exercise Price. The “Exercise Price” of an Option or Stock Appreciation Right shall be established by the Committee at the time the Option or Stock Appreciation Right is granted; provided, however, that in no event shall the Exercise Price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(d)

No Repricing/Prohibition on Buy-Back. Except for either adjustments pursuant to Section 4(f) or reductions of the Exercise Price approved by Huron’s stockholders, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Option or Stock Appreciation Right granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Option or Stock Appreciation Right with a lower Exercise Price. Except as approved by Huron’s stockholders, in no event shall any Option or Stock Appreciation Right granted under the Plan be surrendered to Huron in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or Stock Appreciation Right is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(e)	Term and Exercise.

(i)

Each Option or Stock Appreciation Right shall become exercisable at the time determined by the Committee at the date of grant, subject to the terms and conditions of the Plan. At the time of grant of an Option or Stock Appreciation Right, as applicable, the Committee may impose such restrictions or conditions of the exercisability of the Award as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria or conditions relating to the completion of a specified period of service. Subject to Section 7(g) hereof, the Committee shall determine the expiration date of each Option and Stock Appreciation Right, as applicable, which shall be no later than the tenth anniversary of the date of grant of the Award. No Option or Stock Appreciation Right, as applicable, may be exercised after the expiration date applicable thereto. If an Option (other than an Incentive Stock Option) has an expiration date during or within three days of a Blackout Period (defined as any period of time when, pursuant to any policies of Huron, any securities of the Corporation may not be traded by certain persons as designated by the Corporation), then the expiration date of such Option shall be extended for a period of 30 days following the end of the Blackout Period or such longer period as permitted by the Committee. Notwithstanding the foregoing, no extension of the exercise period may occur if it would cause the Option to become subject to and in violation of the requirements of Section 409A(a) of the Code.

(ii)

An Option or Stock Appreciation Right shall be exercised by delivering the form of notice of exercise provided by Huron. Unless otherwise provided in the Award Agreement, an Option will be automatically exercised via a broker-assisted cashless exercise upon the expiration date of the Option if the value of a share of Common Stock on the expiration date exceeds the Exercise Price for such Option.

(iii)

Payment for shares of Common Stock purchased upon the exercise of the Option shall be made on the effective date of such exercise by one or a combination of the following means (except that in the case of exercise using a broker-assisted cashless exercise, payment may be made as soon as practicable after exercise): (1) in cash or cash equivalents; (2) by tendering, by actual delivery or attestation, shares of Common Stock owned by the Participant for at least six months prior to the date of exercise and valued on the effective date of such exercise; or (3) by any such other methods (including broker-assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize; provided, however, that in all cases, the method of making such payment shall be in compliance with applicable law.

(iv)

Payment in settlement of a Stock Appreciation Right may be made solely in whole shares of Common Stock valued on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(v)

Upon the exercise of an Option or settlement of a Stock Appreciation Right in shares of Common Stock, in a manner determined by the Committee, either (1) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares or (2) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of Huron’s transfer agent, in each case, as soon as practicable following the effective date on which the Option or Stock Appreciation Right, as applicable, is exercised.

(f)

Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of Huron and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Huron or any of its Subsidiaries shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of Huron and its Subsidiaries unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. A Participant shall be required to notify Huron of any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(g)

Effect of Termination of Employment or Provision of Services on Options and Stock Appreciation Rights. The Committee shall determine the effect of termination of employment or termination of service on each Option and Stock Appreciation Right, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee:

(i)

any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested and exercisable on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;

(ii)

any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause, whether or not then exercisable, shall be terminated effective as of the day immediately prior to the date of termination;

(iii)

any Option or Stock Appreciation Right that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, or the Participant’s being Disabled, (1) shall remain exercisable for the 90-day period following such termination to the extent that it is exercisable at the time of such termination, but in no event following the expiration of its term and (2) shall be terminated effective as of the date of termination to the extent it remains unexercisable as of the date of termination; and

(iv)

with respect to any Participant who is an employee of Huron or any Affiliate and who is in a position of corporate vice president, managing director or executive officer, any Option or Stock Appreciation Right that is outstanding on the date on which such Participant’s employment with Huron and the Affiliates terminates due to Retirement shall continue to vest and be exercisable in accordance with its terms as though the Participant had remained in the employ of Huron and its Affiliates, provided that the Participant complies with the terms of the non-competition agreement and non-solicitation agreement in the form determined by Huron and signed by the Participant; provided further, however, that the foregoing provisions of this paragraph (iv) shall not apply with respect to any Option or Stock Appreciation Right that is subject to Section 409A of the Code.

(h)

Leaves of Absence. Unless otherwise provided by the Committee and, with respect to Incentive Stock Options, to the extent permitted under Section 422 of the Code, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his or her outstanding Options and Stock Appreciation Rights under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his or her outstanding Options and Stock Appreciation Rights under the Plan during any period of such leave of absence which exceeds 30 days.

(i)

Post-Exercise Limitations. Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option or received in settlement of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

8.	Full Value Awards and Cash Incentive Awards.

(a)	Grant of Awards. The Committee may grant Full Value Awards and/or Cash Incentive Awards to Eligible Individuals, subject to the terms and conditions of the Plan.

(b)

Effect of Termination of Employment or Provision of Services on Full Value Awards. The Committee shall determine the effect of termination of employment or termination of service on each Full Value Award, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee:

(i)

any Full Value Award that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested (and exercisable, if applicable) on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;

(ii)

a Full Value Award that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause shall be terminated effective as of the day immediately prior to the date of termination and all shares subject to the Full Value Award (whether or not then vested or distributable) shall be terminated effective as of the day immediately prior to the date of termination;

(iii)

any Full Value Award that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, the Participant’s being Disabled or Retirement and that has not vested on the date of termination (and all rights with respect thereto, such as dividends or dividend equivalents) shall be terminated effective as of the date of termination; and

(iv)

with respect to any Participant who is an employee of Huron or any Affiliate and who is in a position of corporate vice president, managing director or executive officer, any Full Value Award that is outstanding on the date on which such Participant’s employment with Huron and the Affiliates terminates due to Retirement shall continue to vest and be distributable in accordance with its terms as though the Participant had remained in the employ of Huron and the Affiliates; provided that the Participant complies with the terms of the non-competition agreement and non-solicitation agreement in the form determined by Huron and signed by the Participant; provided further, however, that the foregoing provisions of this paragraph (iv) shall not apply with respect to any Full Value Award that is subject to Section 409A of the Code.

(c)

Leaves of Absence. Unless otherwise provided by the Committee, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his or her outstanding Full Value Awards under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his or her outstanding Full Value Awards under the Plan during any period of such leave of absence which exceeds 30 days.

(d)

Restrictions. Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the grant or settlement of a Full Value Award or the payment or retention of a Cash Incentive Award as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

9.

Performance-Based Compensation. The Committee may designate any Full Value Award or a Cash Incentive Award granted to a Participant under the Plan as “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. To the extent required by Section

162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following shall apply:

(a)

Establishment of Performance Criteria. The performance targets established for the performance period by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual performance, other group or individual performance, or division performance, and shall be based on one or more of the Business Criteria.

(b)

Certification of Targets. A Participant otherwise entitled to receive a Performance-Based Compensation Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 9(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)

Special Termination Rules. Subject to the other terms and conditions of the Plan, if an Award is intended to constitute Performance-Based Compensation, the Committee may provide that if a Participant’s employment with Huron and the Affiliates terminates because of death or the Participant’s being Disabled, or if a Change of Control occurs prior to the Participant’s termination date, the Participant’s Performance-Based Compensation may become vested without regard to whether the Award would continue to constitute Performance-Based Compensation.

Nothing in this Section 9 shall preclude the Committee from granting Awards under the Plan, or the Committee, Huron or any Affiliate from granting any cash awards outside of the Plan, that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Awards by the Committee (other than a Stock Option or Stock Appreciation Right), the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 9 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of an Award, if any, that is not intended to constitute Performance-Based Compensation.

10.

Change of Control. Except as otherwise provided in an Agreement or an Alternative Agreement, in the event that (a) a Participant is employed on the date of a Change of Control and the Participant’s employment or service, as applicable, is terminated by Huron or the successor to Huron (or a related company which is his or her employer) for reasons other than Cause within 12 months following the Change of Control, or (b) the Plan is terminated by Huron or its successor following a Change of Control without provision for the continuation of outstanding Awards hereunder, all Options and Stock Appreciation Rights which are then outstanding shall become immediately exercisable and all other Awards shall become fully vested. If, (i) upon a Change of Control, awards in other shares or securities are substituted for outstanding Awards under the Plan and immediately following the Change of Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control) or remains in continued service (as a director or independent contractor if the Participant was a director or independent contractor immediately prior to the Change of Control) of the entity into which Huron merged, or the purchaser of substantially all of the assets of Huron or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this Section 10 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable, and (ii) if, in connection with a Change of Control, a Participant is offered employment with a successor to Huron (or an Affiliate) for which the Participant is reasonably qualified and on financial terms and conditions which are comparable to the financial terms and conditions that applied to the Participant’s employment immediately prior to the Change of Control, if the Participant does not accept the offer of employment and if, as a result, the Participant’s employment with Huron, the Affiliates and their respective successors is terminated, the Participant shall not be treated as having a termination of employment for purposes of this Section 10.

11.

Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or the date of crediting such shares to such person’s account via book-entry transfer. Except for adjustments pursuant to Section 4(f), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or credit via book-entry transfer is made.

12.	Limitations of Implied Rights.

(a)

No Right to Employment or Continued Service. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to Huron and the Affiliates or interfere in any way with the right of Huron and the Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of any Participant.

(b)

No Claim to Award. No person shall have any claim or right to receive an Award hereunder. The grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

(c)

No Right to Assets or Property. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Huron or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which Huron or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Huron and any Affiliate. Nothing contained in the Plan shall constitute a guarantee by Huron or any Affiliate that the assets of such companies shall be sufficient to pay any benefits to any person.

13.	Securities Matters.

(a)

Compliance with Law. Notwithstanding anything herein to the contrary, Huron shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan (or any crediting of shares to a person’s account via book-entry transfer) unless and until Huron is advised by its counsel (which may be Huron’s in-house counsel) that the issuance and delivery of such certificates (or crediting of such shares to an account) is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates (or crediting to an account) pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that, if applicable, such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)

Transfer of Shares. The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to Huron (which may be Huron’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.

Withholding Taxes. All Awards and other payments under the Plan are subject to withholding of all applicable taxes. Whenever cash is to be paid pursuant to an Award, Huron and the Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, Huron and the Affiliates shall have the right to require the Participant to remit to Huron and the Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have Huron and the Affiliates withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld, as determined by the Committee or through the surrender of shares of Common Stock which the Participant already owns. As determined solely by Huron and the Affiliates, the number of shares used for withholding may exceed the number needed to satisfy the required withholding but shall not exceed the number of shares of Common Stock needed for the maximum tax withholding under applicable law (or other rates that will not have a negative accounting impact). Such a withholding election may be made by the Participant with respect to all or any portion of the shares to be delivered pursuant to an Award.

15.

Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify Huron of such election within 10 days of filing notice of the election with the Internal Revenue Service.

16.

Amendment or Termination of the Plan. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that approval of Huron’s stockholders shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the Incentive Stock Option regulations and any amendments thereto), or stock exchange or automated quotation system listing requirement. Without limiting the generality of the foregoing, no amendment of the Plan will be made without the approval of Huron’s stockholders if such amendment would (a) materially increase the benefits accruing to a Participant under the Plan; (b) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (c) modify the requirements as to eligibility for participation in the Plan; or (d) be required under Section 7(d) of the Plan (relating to prohibitions on repricing and buy-backs).

Nothing in this Section 16 shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 4 and 5, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

17.	Transferability.

(a)

General. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind Huron unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b)

Family Members. Notwithstanding Section 17(a), during a Participant’s lifetime, the Committee may, in its sole discretion, pursuant to the provisions set forth in this Section 17(b), permit the transfer, assignment or other encumbrance of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to Huron, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all terms and conditions of the Plan.

(c)

Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

18.	Miscellaneous.

(a)

Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Huron at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than exercise notice) may be waived by the person entitled to notice.

(b)

Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

(c)

Agreement. The Committee may require a Participant to enter into an Agreement evidencing the Award, which Agreement shall contain such terms and conditions, not inconsistent with the Plan, as the Committee determines in its discretion.

(d)

Liability for Cash Payments. Subject to the terms and conditions of the Plan, Huron and each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for Huron or the Affiliate, as applicable, by the Participant. Any disputes relating to the liability of Huron or an Affiliate for cash payments shall be resolved by the Committee.

(e)

Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(f)	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

(g)	Expenses and Receipts. The expenses of the Plan shall be paid by Huron. Any proceeds received by Huron in connection with any Award may be used for general corporate purposes.

(h)

Applicable Law, Venue. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law. Any legal action related to this Plan shall be brought only in a federal or state court located in Chicago, Illinois.

(i)

No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.

Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

20.

Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Huron or an Affiliate operates or has employees.

Admission Ticket

Electronic Voting Instructions

You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by
1:00 a.m., Eastern Time, on May 5, 2017.

Vote by Internet
• Go to www.envisionreports.com/HURN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and every 1 YR for Proposal 4.
1.	Election of Directors:	For	Withhold					For	Withhold			+
	01 - H. Eugene Lockhart	☐	☐	02 - George E. Massaro				☐	☐
					For	Against	Abstain			For	Against	Abstain
2.	To approve the Company’s Amended and Restated 2012 Omnibus Incentive Plan.				☐	☐	☐	3.	An advisory vote to approve the Company’s executive compensation.	☐	☐	☐
				1 YR	2 YRS	3 YRS	Abstain			For	Against	Abstain
4.	An advisory vote on the frequency of advisory stockholder votes to approve the Company’s executive compensation.			☐	☐	☐	☐	5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X	+
02JG3D

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

Huron Consulting Group Inc. Stockholders

Friday, May 5, 2017, 11:00 a.m. Central Time

550 West Van Buren Street, 17th Floor

Chicago, Illinois 60607

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Huron Consulting Group Inc.

Notice of 2017 Annual Meeting of Stockholders

550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607

Proxy Solicited by Board of Directors for Annual Meeting — Friday, May 5, 2017

James H. Roth and Diane E. Ratekin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Huron Consulting Group Inc. to be held on May 5, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 5 and every 1 YR for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)